                                                                    EXHIBIT 10.1

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[PUBLISHED CUSIP NUMBER:______________________________]

                                CREDIT AGREEMENT

                           Dated as of July 14, 2004

                                     among

                         COUSINS PROPERTIES INCORPORATED
                                as the Borrower,

                    THE CONSOLIDATED ENTITIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO
                                as the Guarantors

                             BANK OF AMERICA, N.A.,
           as Administrative Agent, Swing Line Lender and L/C Issuer,

                         BANC OF AMERICA SECURITIES LLC
                  as Sole Lead Arranger and Sole Book Manager,

                        COMMERZBANK AG, NEW YORK BRANCH,
                              as Syndication Agent,

              PNC BANK, NATIONAL ASSOCIATION AND WELLS FARGO BANK,
                            as Documentation Agents,

                          EUROHYPO AG, NEW YORK BRANCH,
                                as Managing Agent

                                       and

                         THE OTHER LENDERS PARTY HERETO

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

                                TABLE OF CONTENTS

Section                                                                                                      Page
-------                                                                                                      ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.................................................................    1
   1.01      Defined Terms.................................................................................    1
   1.02      Other Interpretive Provisions.................................................................   21
   1.03      Accounting Terms..............................................................................   21
   1.04      Rounding .....................................................................................   22
   1.05      References to Agreements and Laws.............................................................   22
   1.06      Times of Day..................................................................................   22
   1.07      Letter of Credit Amounts......................................................................   22
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS...........................................................   22
   2.01      Committed Loans...............................................................................   22
   2.02      Borrowings, Conversions and Continuations of Committed Loans..................................   22
   2.03      Letters of Credit.............................................................................   24
   2.04      Swing Line Loans..............................................................................   30
   2.05      Prepayments...................................................................................   32
   2.06      Termination, Reduction or Increase of Commitments.............................................   33
   2.07      Repayment of Loans............................................................................   34
   2.08      Interest .....................................................................................   34
   2.09      Fees .........................................................................................   35
   2.10      Computation of Interest and Fees..............................................................   36
   2.11      Evidence of Debt..............................................................................   36
   2.12      Payments Generally............................................................................   36
   2.13      Sharing of Payments...........................................................................   37
   2.14      Maturity Date.................................................................................   38
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY.................................................... ....   38
   3.01      Taxes ........................................................................................   38
   3.02      Illegality....................................................................................   39
   3.03      Inability to Determine Rates..................................................................   39
   3.04      Increased Cost; Reduced Return; Capital Adequacy; Reserves....................................   40
   3.05      Compensation for Losses.......................................................................   40
   3.06      Matters Applicable to all Requests for Compensation...........................................   41
   3.07      Survival .....................................................................................   41
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................................   41
   4.01      Conditions of Initial Credit Extension........................................................   41
   4.02      Conditions to all Credit Extensions...........................................................   43
ARTICLE V REPRESENTATIONS AND WARRANTIES...................................................................   43
   5.01      Existence, Qualification and Power; Compliance with Laws......................................   43
   5.02      Authorization; No Contravention...............................................................   44
   5.03      Governmental Authorization; Other Consents....................................................   44
   5.04      Binding Effect................................................................................   44
   5.05      Financial Statements; No Material Adverse Effect..............................................   44
   5.06      Litigation....................................................................................   45
   5.07      No Default....................................................................................   45
   5.08      Ownership of Property; Liens..................................................................   45
   5.09      Environmental Compliance......................................................................   45
   5.10      Insurance.....................................................................................   45
   5.11      Taxes ........................................................................................   45
   5.12      ERISA Compliance..............................................................................   46
   5.13      Consolidated Entities; REIT Status............................................................   46
   5.14      Margin Regulations; Investment Company Act; Public Utility Holding Company Act. ..............   46
   5.15      Disclosure....................................................................................   46
   5.16      Compliance with Laws..........................................................................   47
   5.17      Intellectual Property; Licenses, Etc..........................................................   47

ARTICLE VI AFFIRMATIVE COVENANTS...........................................................................   47
   6.01      Financial Statements..........................................................................   47
   6.02      Certificates; Other Information...............................................................   48
   6.03      Notices ......................................................................................   49
   6.04      Payment of Obligations........................................................................   49
   6.05      Preservation of Existence, Etc................................................................   49
   6.06      Maintenance of Properties.....................................................................   49
   6.07      Maintenance of Insurance......................................................................   50
   6.08      Compliance with Laws..........................................................................   50
   6.09      Books and Records.............................................................................   50
   6.10      Inspection Rights.............................................................................   50
   6.11      Use of Proceeds...............................................................................   50
   6.12      Additional Guarantors.........................................................................   50
ARTICLE VII NEGATIVE COVENANTS.............................................................................   51
   7.01      Liens ........................................................................................   51
   7.02      Investments...................................................................................   51
   7.03      Indebtedness..................................................................................   52
   7.04      Fundamental Changes...........................................................................   52
   7.05      Dispositions..................................................................................   52
   7.06      Restricted Payments...........................................................................   53
   7.07      Change in Nature of Business..................................................................   53
   7.08      Transactions with Affiliates..................................................................   53
   7.09      Burdensome Agreements.........................................................................   54
   7.10      Use of Proceeds...............................................................................   54
   7.11      Financial Covenants...........................................................................   54
   7.12      Prepayment of Other Indebtedness, Etc.........................................................   54
   7.13      Organization Documents; Fiscal Year; Subsidiaries.............................................   54
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES................................................................   55
   8.01      Events of Default.............................................................................   55
   8.02      Remedies Upon Event of Default................................................................   57
   8.03      Application of Funds..........................................................................   57
ARTICLE IX ADMINISTRATIVE AGENT............................................................................   58
   9.01      Appointment and Authorization of Administrative Agent.........................................   58
   9.02      Delegation of Duties..........................................................................   58
   9.03      Liability of Administrative Agent.............................................................   58
   9.04      Reliance by Administrative Agent..............................................................   59
   9.05      Notice of Default.............................................................................   59
   9.06      Credit Decision; Disclosure of Information by Administrative Agent............................   59
   9.07      Indemnification of Administrative Agent.......................................................   60
   9.08      Administrative Agent in its Individual Capacity...............................................   60
   9.09      Successor Administrative Agent................................................................   60
   9.10      Administrative Agent May File Proofs of Claim.................................................   61
   9.11      Guaranty Matters..............................................................................   61
   9.12      Other Agents; Arrangers and Managers..........................................................   62
ARTICLE X MISCELLANEOUS....................................................................................   62
   10.01     Amendments, Etc...............................................................................   62
   10.02     Notices and Other Communications; Facsimile Copies............................................   63
   10.03     No Waiver; Cumulative Remedies................................................................   64
   10.04     Attorney Costs, Expenses and Taxes............................................................   64
   10.05     Indemnification by the Borrower...............................................................   65
   10.06     Payments Set Aside............................................................................   65
   10.07     Successors and Assigns........................................................................   65
   10.08     Confidentiality...............................................................................   68
   10.09     Set-off. .....................................................................................   69
   10.10     Interest Rate Limitation......................................................................   69

   10.11    Counterparts...................................................................................   69
   10.12    Integration....................................................................................   69
   10.13    Survival of Representations and Warranties.....................................................   69
   10.14    Severability...................................................................................   70
   10.15    Tax Forms......................................................................................   70
   10.16    Replacement of Lenders.........................................................................   71
   10.17    Governing Law..................................................................................   71
   10.18    Waiver of Right to Trial by Jury...............................................................   72
   10.19    USA PATRIOT Act Notice.........................................................................   72
   10.20    Attorneys Fees.................................................................................   72
ARTICLE XI GUARANTY........................................................................................   72
   11.01    The Guaranty...................................................................................   72
   11.02    Obligations Unconditional......................................................................   73
   11.03    Reinstatement..................................................................................   73
   11.04    Certain Additional Waivers.....................................................................   74
   11.05    Remedies ......................................................................................   74
   11.06    Rights of Contribution.........................................................................   74
   11.07    Guarantee of Payment; Continuing Guarantee.....................................................   74

SCHEDULES

      1.1(a)  Existing Letters of Credit
      1.1(b)  Investment Entities
      2.01    Commitments and Pro Rata Shares
      5.05    Supplement to Interim Financial Statements
      5.06    Litigation
      5.09    Environmental Matters
      5.13    Consolidated Entities and Other Equity Investments
      5.17    Intellectual Property Matters
      10.02   Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

      A       Form of Committed Loan Notice
      B       Form of Swing Line Loan Notice
      C       Form of Note
      D       Form of Compliance Certificate
      E       Form of Assignment and Assumption
      F       Form of Joinder Agreement

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of July 14, 2004, among COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the "Borrower"), the Guarantors (as defined herein), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"). BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Sole Book Manager, COMMERZBANK AG, NEW YORK BRANCH, as Syndication Agent, PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, as Documentation Agents and EUROHYPO AG, NEW YORK BRANCH, as Managing Agent.

      The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Adjusted Consolidated EBITDA" means, for any period, an amount equal to
(a) Consolidated EBITDA for such period, less (b) a deemed capital expenditures reserve deduction equal to, on an annual basis, (i) $0.75 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitutes office space; (ii) $0.15 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitutes industrial space and (iii) $0.50 per rentable square foot of all remaining rentable square footage contained in Income Producing Assets.

      "Adjusted Unencumbered EBITDA" means, for any period, that portion of Adjusted Consolidated EBITDA for such period generated by Unencumbered Properties (following deductions for deemed capital expenditure reserves applicable to such Unencumbered Properties as set forth in the definition of Adjusted Consolidated EBITDA).

      "Administrative Agent" or "Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02. or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Commitments" means the Commitments of all the Lenders, as adjusted from time to time in accordance with the terms of this Agreement. The Aggregate Commitments as of the Closing Date shall be $325,000,000.

      "Agreement" means this Credit Agreement.

      "Applicable Rate" means, from time to time, for the purposes of calculating (a) the interest rate applicable to Eurodollar Rate Loans for the purposes of Section 2.08, (b) the interest rate applicable to Base Rate Loans for the purposes of Section 2.08 or (c) the Letter of Credit Fee for the purposes of Section 2.03(i), the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

     Applicable Rate

Pricing           Consolidated           Eurodollar Rate Loans
 Level           Leverage Ratio           Letter of Credit Fee    Base Rate Loans
-------    --------------------------    ---------------------    ---------------
1          < or = 0.35:1                         0.90%                  0%
2          > 0.35:1 but < or = 0.45:1            1.00%                  0%
3          > 0.45:1 but < or = 0.50.1            1.10%                  0%
4          > 0.50:1 but < or = 0.55:1            1.35%                  0%
5          > 0.55:1                              1.50%                  0%

      Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until such time as such delinquent Compliance Certificate is delivered). The Applicable Rate in effect from the Closing Date through August 15, 2004 shall be determined based upon Pricing Level 2.

      "Arranger" means a collective reference to Banc of America Securities LLC in its capacity as sole lead arranger and sole book manager.

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. Notwithstanding the foregoing, Attributable Indebtedness shall not include the Attributable Indebtedness of Investment Entities except to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any non-recourse secured Attributable Indebtedness and disregarding any general partnership liability of the Designated Entities).

      "Audited Financial Statements" means the audited consolidated balance sheets of the Borrower and the Consolidated Entities for the calendar year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar year of such Persons, including the notes thereto.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its "prime rate." The "prime rate" is a rate set by the Administrative Agent based upon various factors including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Capital Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Capital Stock" means any and all shares, interests or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person that is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company or partnership interests or other equivalents in any kind of partnership, and any and all warrants or options to purchase any of the foregoing.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than ninety
(90) days from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or
(iii) any bank whose short-term commercial paper rating from S&P is at least A-l or the equivalent thereof or from Moody's is at least P-l or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than ninety (90) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within ninety (90) days of the date of acquisition and (d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

      "Change of Control" means, with respect to any Person, an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire which are granted by such Person (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% (or, in the case of Tom Cousins, 40%) or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right granted by such Person); or

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Combined Parties" means the Borrower, the Consolidated Entities and the Unconsolidated Entities.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01. (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

      "Consolidated EBITDA" means, for any period, for the Borrower and the Consolidated Entities on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Interest Expense for such period,
(b) the provision for federal, state, local and foreign income taxes payable by the Borrower and the Consolidated Entities for such period, (c) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (d) proceeds attributable to minority interests.

      "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDA for the quarterly period to (b) Fixed Charges for such period.

      "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Total Debt as of such date to (b) Total Assets as of such date.

      "Consolidated Net Income" means, for any period, for the Borrower and the Consolidated Entities on a consolidated basis determined in accordance with GAAP, the net income of the Borrower and the Consolidated Entities (excluding the effect of any extraordinary gains or losses or other non-cash gains or losses outside the ordinary course of business or gains or losses on sales of investment property (including any impairment charges, whether or not incurred in connection with the sale of depreciated investment property or otherwise)) for that period; provided, that net income shall not, in any case, include any income allocable to Capital Stock interests of any Loan Party (other than the Borrower) or any Affiliate of the Borrower or any other Loan Party (whether by virtue of the organizational documents of such entity or contractual arrangement) held by third parties other than the Borrower and the Consolidated Entities.

      "Consolidated Entities" means any Person (other than an Investment Entity) in which the Borrower owns any Capital Stock, the accounts of which Person are consolidated with those of the Borrower in accordance with GAAP.

      "Consolidated Parties" means a collective reference to the Borrower and the Consolidated Entities, and "Consolidated Party" means any one of them.

      "Consolidated Unencumbered Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted Unencumbered EBITDA for the calendar quarter ending on such date to (b) Interest Expense for Unsecured Debt for such period.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" has the meaning specified in the definition of "Affiliate."

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "CSC" means CSC Associates, L.P., a Georgia limited partnership, its successors and assigns.

      "CSC Note" means that certain promissory note in the original principal amount of $150,000,000 issued by CSC and payable to Bank of America, N. A. as Master Servicer for LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass Through Certificates, Series 2002-2, and any and all derivative or replacement notes related thereto or refinancing the principal balance thereof up to an aggregate principal amount of $175,000,000.

      "Daily Undrawn Amount" means, for each day during the term hereof, an amount equal to (a) the Aggregate Commitments existing as of the end of such day, less (b) the aggregate Outstanding Amount (with respect to both Committed Loans and L/C Obligations) as of the end of such day.

      "Daily Unused Fee" means, for each day during the term hereof, an amount equal to (a) the Daily Undrawn Amount for such day, multiplied by (b) a per diem percentage rate (for a 360 day year) based on an annum percentage rate calculated in accordance with the following:

Daily Unused Percentage         Applicable per annum %
-----------------------         ----------------------
        > 50.0%                         0.200%
   < or = 50.0%                         0.150%

      "Daily Unused Percentage" means, for any day during the term hereof, a percentage equal to (a) the Daily Undrawn Amount as of the end of such day, divided by (b) the Aggregate Commitment as of the end of such day.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees or Swing Line Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to Swing Line Loans, an interest rate equal to
(i) the Base Rate plus (ii) 1% per annum, and (c) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Letter of Credit Fees plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Designated Entities" means a collective reference to (a) Wildwood Associates, (b) Temco Associates or (c) any general partner of a Texas limited partnership which would otherwise be included in the applicable calculation (so long as in the case of clause (c) the general partner is not the Borrower); provided, that (i) inclusion of Wildwood Associates and Temco Associates as "Designated Entities" hereunder shall be subject to verification from time to time by the Administrative Agent that the JV partners with respect to such entities are liable for fifty percent (50.0%) of the total liabilities of such entities and (ii) inclusion of any Texas limited partnerships as "Designated Entities" hereunder shall be subject to verification by the Administrative Agent that neither the Borrower nor any other Consolidated Entity (that is not such Texas limited partnership or its general partner) is liable for any of the liabilities of such Texas limited partnership.

      "Disposition" or "Dispose" means the sale, transfer or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, provided that it shall not include any lease, license or other occupancy agreement.

      "Dollar" and "$" mean lawful money of the United States.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Eligible Assignee" has the meaning specified in Section 10.07(g).

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

      "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page 3750 of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the

      Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or, if a quote is not available from Bank of America's London Branch, then another major bank's London branch, as reasonably selected by the Administrative Agent) to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

      "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Existing Credit Agreement" means that certain Credit Agreement dated as of August 31, 2001 among the Borrower, Bank of America, N.A., as administrative agent, and a syndicate of lenders.

      "Existing Letter[s] of Credit" means those Letters of Credit described on
Schedule 1.1 (a) attached hereto.

      "Extended Maturity Date" has the meaning specified in Section 2.14(b).

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated May 7, 2004, among the Borrower, the Administrative Agent and the Arranger.

      "Fixed Charges" means, in the aggregate for the Combined Parties and for the applicable period of calculation, the sum of (a) Interest Expense of the Combined Parties, plus (b) the principal component of all payments made in respect of capitalized lease obligations, plus (c) any payments required to be made (whether or not actually made) in respect of ground rental obligations under ground leases, plus (d) regularly scheduled required principal payments on Indebtedness for Money Borrowed (excluding any scheduled balloon, bullet, or similar principal payment which repays such Indebtedness for Money Borrowed in full and excluding payments made by CSC under the CSC Note) plus (e) rentals payable under leases of real property during such period to the extent not covered in clause (b), plus (f) any dividends paid or payable by Borrower or any of its Consolidated Entities in respect of any class of preferred capital stock; provided, however, that in calculating Fixed Charges of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a),
(b), (c), (d), (e) and (f) above of such Consolidated Entity shall be reduced by the share allocable to interests held by Persons other than the Borrower or other Consolidated Entities, and as to such Unconsolidated Entity shall be multiplied by the percentage of the Borrower's direct and indirect ownership interest in such Unconsolidated Entity (except to the extent the Borrower or the applicable Consolidated Entity owner of the capital stock of the applicable Unconsolidated Entity is liable, whether contractually or otherwise, for a greater portion of such amount (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness), in which case such higher amount shall be used in the applicable calculations (except with respect to the Designated Entities, for which only the percentage of the Borrower's direct or indirect ownership interest shall be used)).

      "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "Fully Satisfied" means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash,
(b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, and (c) the Commitments shall have been expired or terminated in full.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. Notwithstanding the foregoing, Guarantee shall not include completion guarantees or the endorsement of instruments. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Person that subsequently becomes a Guarantor pursuant to Section 6.12, and "Guarantor" means any one of them.

      "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article XI hereof.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Income Producing Assets" means all real property assets of the Borrower, any Consolidated Entity or any Unconsolidated Entity (a) which are partially or fully income producing for financial reporting purposes on the applicable calculation date and have been continuously partially or fully income producing for financial reporting purposes for the calendar quarter ending immediately preceding the calculation date, (b) for which an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority, and (c) as to such assets which in the immediately preceding reporting period were classified as Non-Income

Producing Assets, which either (i) are leased to tenants in occupancy and/or to parties not yet in occupancy but which have signed leases under which the only condition to occupancy is completion of the applicable space, and the leases for such tenants in occupancy or to be in occupancy represent eighty percent (80%) or more of the rentable square footage of the applicable real property asset; or
(ii) have been a Non-Income Producing Asset for a period equal to or in excess of eighteen (18) months following the issuance of an unconditional base building certificate of occupancy (provided, that different phases of real property developments shall be treated as different assets for purposes of this determination); provided, however, that "Income Producing Assets" shall not include (A) intra or inter-entity obligations between the Borrower and any of the Consolidated Entities or (B) the CSC Note.

      "Indebtedness" means, as to any Person at a particular time, without duplication, total liabilities of such Person as determined by GAAP, plus all of the following, in each case to the extent not otherwise included as total liabilities in accordance with GAAP:

            (a) all Indebtedness for Money Borrowed of such Person;

            (b) all obligations under financing leases, all Capital Lease Obligations (including all capitalized interest under any capital leases), all Synthetic Lease Obligations and all Off-Balance Sheet Liabilities of such Person;

            (c) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (e) all obligations of such Person to pay the deferred purchase price of property or services to the extent constituting indebtedness pursuant to GAAP (other than trade accounts payable in the ordinary course of business) and all obligations under any repurchase, take-out commitments or forward equity commitments (other than, with respect to the calculation of the Indebtedness of the Borrower, any Consolidated Entity or any Unconsolidated Entity, commitments to a Consolidated Entity, an Unconsolidated Entity or an Investment Entity);

            (f) net obligations of such Person under any Swap Contract;

            (g) all Monetized Guarantees of such Person in respect of any of the foregoing;

however, for purposes of this Agreement, (i) Indebtedness shall not include (A) shareholders' and partners' and members' equity, (B) capital stock, (C) surplus,
(D) reserves for general contingencies and other cash reserves, (E) minority interests in Consolidated Entities, and (F) deferred income which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person and (ii) Indebtedness, as calculated for the Borrower or any Loan Party shall not include Indebtedness of Investment Entities, except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

For purposes of clarification, notwithstanding any language to the contrary contained in the foregoing, there shall be no double-counting of Indebtedness (for example, in the case of a guaranty or letter of credit supporting other Indebtedness).

      "Indebtedness for Money Borrowed" means, with respect to any Person, without duplication (a) all money borrowed by such Person and Obligations of such Person represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all Obligations of such Person upon which interest charges are customarily paid,
(d) all Obligations of such Person issued or assumed as full or partial payment for property or services (other than accrued employee compensation), whether or not any such notes, drafts, obligations, or Obligations would otherwise represent "Indebtedness for Money Borrowed" and (e) all capitalized interest under any capital leases and the principal balance outstanding with respect to any Off-Balance Sheet Liabilities where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. For purposes of this definition, (i) interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed and (ii) trade account payables arising in the ordinary course of business and not delinquent by more than ninety (90) days shall not be deemed Indebtedness for Money Borrowed. Indebtedness for Money Borrowed with respect to the Borrower, the Consolidated Entities and/or the Unconsolidated Entities shall not include any obligations of Investment Entities except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Obligations and disregarding any general partnership liability of the Designated Entities).

      "Indemnified Liabilities" has the meaning specified in Section 10.05.

      "Indemnitees" has the meaning specified in Section 10.05.

      "Initial Maturity Date" has the meaning specified in Section 2.14(a).

      "Interest Capitalized" means, in respect of any period, interest capitalized by the Borrower and its Consolidated Entities in such period calculated in accordance with GAAP plus to the extent not already included herein the Borrower's pro rata share of the interest capitalized of its Unconsolidated Entities; provided, however, that Interest Capitalized shall not include "interest capitalized" by CSC in respect of the CSC Note.

      "Interest Expense" means, in respect of any period, an amount equal to the sum of (a) the interest payable during such period with respect to Indebtedness for Money Borrowed of the Borrower and its Consolidated Entities (and, when specified in the applicable covenant, a pro rata share of the interest payable for the Unconsolidated Entities), and (b) the interest component of capitalized lease obligations of the Borrower and the Consolidated Entities, less any Interest Capitalized; provided, however, that Interest Expense shall not include "interest expense" of CSC in respect of the CSC Note.

      "Interest Expense for Unsecured Debt" means for any period, Interest Expense with respect to Unsecured Debt of the Borrower and the Consolidated Entities.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the fifth (5th) day of each calendar month and the Maturity Date.

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (c) no Interest Period shall extend beyond the Maturity Date; and

            (d) the Borrower may, in addition to the periods set forth above, request and receive an Interest Period for a Eurodollar Rate Loan shorter than one (1) month if and to the extent that the Administrative Agent has pre-approved such shorter period (such approval to be withheld in the absolute and sole discretion of the Administrative Agent) and no Lender objects to the use of such shorter period prior to the establishment thereof (such objections to be raised in the absolute and sole discretion of the respective Lenders).

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "Investment Entities" means, as of any date of determination, those Persons in which the Borrower, any of the Consolidated Entities or any of the Unconsolidated Entities directly or indirectly owns any Capital Stock which satisfy each of the following criteria: (a) such Person is an unconsolidated entity with respect to the Borrower for financial reporting purposes or is an entity that is consolidated with the Borrower as a result of the pronouncement entitled Financial Interpretation 46 "Consolidation of Variable Interest Entities" by the Financial Accounting Standards Board on January 17, 2003 as revised from time to time, (b) a party other than Borrower, a Consolidated Entity or an Unconsolidated Entity has primary control over day-to-day management of such Person (responsibilities under management agreements shall not constitute control), and (c) none of the Borrower, any Consolidated Entity or any Unconsolidated Entity is directly or contingently liable for indebtedness of such Person, except for standard and customary recourse carve-outs commonly included in non-recourse financings in the form of guarantees or indemnities. For a list of the entities which are Investment Entities of the Borrower as of the Closing Date, see Schedule 1.1 (b) attached hereto.

      "IP Rights" has the meaning specified in Section 5.17.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Consolidated Entity) or in favor of the L/C Issuer and relating to any such Letter of Credit.

      "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit F hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 6.12.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case to the extent from time to time in full force and effect or otherwise having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing or a Swing Line Loan.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letter[s] of Credit. For purposes of this Agreement, a Letter of Credit may be a standby letter of credit only and may not be a commercial letter of credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Cash Collateral Date" means the day that is ten (10) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the preceding Business Day).

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Letter of Credit Expiration Date" means the day that is one year after the Maturity Date then in effect (or, if such day is not a Business Day, the preceding Business Day).

      "Letter of Credit Sublimit" means, for any date of determination, an amount equal to fifty percent (50.0%) multiplied by the amount of the Aggregate Commitments in existence as of such date. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Liquid Assets" means, as of any date of determination, the following assets of the Combined Parties: (a) unrestricted cash and marketable securities; and (b) notes receivable (related to loans that are not in default and otherwise fully performing as of such date) secured by a mortgage instrument with a valid and enforceable first priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets, where the fair market value of such real estate assets is greater than 110% of the amount of Indebtedness secured thereby.

      "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, each Note, each Issuer Document, each Joinder Agreement and the Fee Letter.

      "Loan Parties" means, collectively, the Borrower and each Guarantor.

      "Material Adverse Effect" means (a) a material adverse effect upon, the results of operations, business, properties, financial condition or business prospects of the Combined Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Maturity Date" means the later to occur of (a) the Initial Maturity Date; and (b) to the extent maturity is extended pursuant to Section 2.14. the Extended Maturity Date.

      "Monetized Guarantee" means any Guarantee which (a) is a Guarantee of Indebtedness for Money Borrowed; (b) is a Guarantee that has been reduced to judgment or otherwise liquidated for a specified monetary amount; or (c) is a Guarantee of performance of any obligation which obligation is past due beyond any applicable grace or cure period and the liability under which can be reasonably quantified in terms of the monetary liability of the applicable obligor.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Non-Income Producing Asset" means any real property asset of the Borrower, any Consolidated Entity, or any Unconsolidated Entity which does not qualify as "Income Producing Asset" (following application of subsection (c)(ii) and each other provision of the definition thereof).

      "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (i) interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (ii) any Swap Contract entered into in connection with the Loans by any Loan Party with respect to which a Lender or any Affiliate of such Lender is a party.

      "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause
(d), any transaction structured to provide tax deducibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "Participant" has the meaning specified in Section 10.07(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Liens" means, at any time, Liens in respect of property of the Borrower, Consolidated Entities and/or Unconsolidated Entities constituting:

            (a) Liens existing pursuant to any Loan Document;

            (b) Liens (other than Liens imposed under ERISA) for taxes, assessments (including private assessments and charges) or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to Agent in its sole discretion;

            (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

            (d) zoning restrictions, easements, rights-of-way, restrictions and other encumbrances affecting real property which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (e) leases or subleases to third parties (including any Affiliates of Borrower or any Combined Party);

            (f) Liens securing judgments for the payment of money not constituting an Event of Default hereunder or securing appeal or other surety bonds related to such judgments;

            (g) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement; and

            (h) Liens incurred in the ordinary course of business in connection with workers compensation, unemployment insurance or other social security obligations.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Register" has the meaning specified in Section 10.07(c).

      "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Code.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, chief investment officer, chief administrative officer, general counsel or, solely with respect to the ability to request advances of Loans, L/C Credit Extensions and continuations and conversions of Loans and to sign Compliance Certificates, any other Person who is authorized in writing by any of the foregoing to make such requests. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any cash dividend or other distribution with respect to any Capital Stock (including preferred stock) or other equity interest of the Borrower or any Consolidated Entity, or any payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest, other than any distribution or other payment solely in Capital Stock of such Person.

      "Restricted Purchase" means any payment on account of the purchase, redemption, or other acquisition or retirement of any Capital Stock (including preferred equity) of the Borrower.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Secured Debt" means, for any given calculation date, the total aggregate principal amount of Indebtedness for Money Borrowed of the Borrower and the Consolidated Entities, on a consolidated basis (and without duplication on account of the guaranty obligations of the Borrower or any Consolidated Entity relating to the Indebtedness for Money Borrowed of another Consolidated Entity), that is secured in any manner by any Lien; provided, that obligations in respect of Capitalized Leases shall not be deemed to be Secured Debt. For clarification purposes, (i) any unsecured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (ii) any unsecured guaranty given by the Borrower or any Consolidated Entity of the Secured Debt of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the Secured Debt and shall not be calculated as part of the obligations of the Person giving the guaranty, (iii) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (iv) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of another Consolidated Entity does not constitute the Secured Debt of the Person directly incurring such obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (v) any secured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity constitutes Secured Debt of such Person giving the guaranty, (vi) any secured guaranty given by the Borrower or any Consolidated Entity of the secured obligations of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the secured obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (vii) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty, and (viii) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of any Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty and shall not be calculated as part of the obligations (secured or otherwise) of the Person directly incurring such obligations.

      "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Consolidated Entities as of that date determined in accordance with GAAP.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement relating to the foregoing, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement related to any of the foregoing (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Sublimit" means an amount equal to (a) $50,000,000, less (b) a percentage equal to the percentage reduction in the Aggregate Commitments below a level of $275,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

      "Threshold Amount" means $10,000,000.

      "Total Assets" means, as of any calculation date, the sum of (a) the Value of Income Producing Assets for all such assets of the Combined Parties, plus (b) the Value of Liquid Assets of the Combined Parties, plus (c) the Value of Non-Income Producing Assets of the Combined Parties, provided, however, that in calculating Total Assets, item (c) shall be reduced to the extent necessary (with a corresponding reduction in the sum of items (a), (b) and (c)) to establish that item (c) shall not exceed forty percent (40%) of Total Assets.

      "Total Debt" means, as of any calculation date, for the Combined Parties (reduced to the extent necessary to reflect the portion thereof not attributable to Borrower's direct and indirect ownership interest), the sum of (without duplication): (a) all outstanding Indebtedness for Money Borrowed (other than the CSC Note); (b) all capitalized lease obligations, and (c) all obligations constituting Monetized Guarantees of such Persons; provided, however, that in calculating the Total Debt of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a), (b) and (c) above of such Consolidated Entity and Unconsolidated Entity shall be multiplied by the percentage of the Borrower's direct and indirect ownership interest in such Consolidated Entity and Unconsolidated Entity. Total Debt shall not include any such obligation of Investment Entities except, for clarification purposes, to the extent any Consolidated Entity is liable for the same (disregarding any Consolidated Entity's liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness) and disregarding any general partnership liability of the Designated Entities.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unconsolidated Entities" means, as of any date of determination, those Persons in which the Borrower or any of the Consolidated Entities owns some portion of Capital Stock and which are not consolidated with the Borrower on the financial statements of the Borrower in accordance with GAAP. Unconsolidated Entities shall not include Investment Entities.

      "Unencumbered Properties" means all real property assets owned by the Borrower or the Consolidated Entities that are not subject to any Liens other than Permitted Liens and are located in the United States of America.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).


      "Unsecured Debt" means, as of any date, the aggregate of all Indebtedness for Money Borrowed of the Borrower and the Consolidated Entities that was incurred, and continues to be outstanding, without granting a Lien (other than Permitted Liens not described in clauses (a) or (f) of such definition) as security for such Indebtedness for Money Borrowed. Unsecured Debt shall not include any such obligations of Unconsolidated Entities or Investment Entities except, for clarification purposes, to the extent any Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured obligations and disregarding any general partnership liability of the Designated Entities). For clarification purposes, (a) any unsecured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes Unsecured Debt of the Borrower or such Consolidated Entity giving the guaranty, (b) any unsecured guaranty given by the Borrower or any Consolidated Entity of the secured obligations of the Borrower or another Consolidated Entity constitutes the Secured Debt of the Borrower or the Consolidated Entity directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or such Consolidated Entity giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or the Consolidated Entity directly incurring the underlying secured obligations, in which case it shall constitute the Unsecured Debt of the Borrower or the Consolidated Entity giving the guaranty), (c) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes the Unsecured Debt of the Borrower or such Consolidated Entity giving the guaranty, (d) any unsecured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of the Borrower or another Consolidated Entity constitutes the Unsecured Debt of the Borrower or the Consolidated Entity directly incurring such obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or such Consolidated Entity giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or the Consolidated Entity directly incurring the underlying unsecured obligations, in which case it shall constitute the Unsecured Debt of the Borrower or the Consolidated Entity giving the guaranty), (e) any secured guaranty given by the Borrower or any Consolidated Entity of secured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes secured debt of the Borrower or such Consolidated Entity giving the guaranty, (f) any secured guaranty given by the Borrower or any Consolidated Entity of the secured obligations of the Borrower or another Consolidated Entity constitutes the secured debt of the Borrower or the Consolidated Entity directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or such Consolidated Entity giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or the Consolidated Entity directly incurring the underlying secured obligations, in which case it shall constitute the secured debt of the Borrower or the Consolidated Entity giving the guaranty), (g) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of a Person who is not the Borrower or a Consolidated Entity constitutes the secured debt of the Borrower or such Consolidated Entity giving the guaranty, and (h) any secured guaranty given by the Borrower or any Consolidated Entity of the unsecured obligations of the Borrower or another Consolidated Entity constitutes the secured debt of the Borrower or such Consolidated Entity giving the guaranty and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower or the Consolidated Entity directly incurring such obligations (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower or such Consolidated Entity giving the guaranty, in which case it shall constitute the Unsecured Debt of the Borrower or the Consolidated Entity directly incurring the underlying unsecured obligations). For purposes of calculating the financial covenants contained herein, obligations of the Borrower or any Consolidated Entity pursuant to the terms of any letter of credit shall be treated in the same manner as a guaranty.

      "Unused Fee" has the meaning set forth in Section 2.09(a).

      "Value of Income Producing Assets" means, as of any date, the aggregate value of each Income Producing Asset existing as of such date, where the value of each such Income Producing Asset equals: the product of (a) the Adjusted Consolidated EBITDA for the most recent calendar quarter allocable to such Income Producing Asset, (i) multiplied by four (4), (ii) then, divided by 8.75%, multiplied by (b) (i) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that if any Income Producing Asset has been an Income Producing Asset for a period of less than four (4) calendar quarters, then such Income Producing Asset will be assigned a value which is the greater of (i) the value of such asset determined in accordance with clauses (a) and (b) above and (ii) the value of such asset determined in accordance with clauses (a) and (b) of the definition of "Value of Non-Income Producing Assets" as if such asset were a Non-Income Producing Asset.

      "Value of Liquid Assets" means, as of any date, the sum of (a) the amount of cash included in Liquid Assets, plus (b) an amount equal to (i) the market value of any marketable securities included in Liquid Assets, less (ii) to the extent not included in Total Debt, any margin indebtedness with respect thereto, plus (c) the book value of notes receivable secured by a mortgage instrument with a valid and enforceable first priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets and included in Liquid Assets (where the fair market value of such real estate assets is greater than or equal to 110% of the amount of indebtedness secured thereby); provided, that with respect to each asset the respective amounts used in calculating clauses (a), (b) and (c) above shall be multiplied by (1) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (2) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset.

      "Value of Non-Income Producing Assets" means on any calculation date, the aggregate value of all Non-Income Producing Assets, where the value of each such Non-Income Producing Asset is equal to the product of (a) the cost of such asset reported to the date of calculation in accordance with GAAP, times (b) (i) if such asset is owned by the Borrower or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), or (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower's direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that the Wildwood, North Point and Paulding undeveloped land held by the Borrower or its Consolidated Entities shall be valued at a total of $65,490,000 for purposes of this definition as of closing ($16,650,000 of such amount is attributable to the Wildwood undeveloped land, $19,440,000 to the North Point undeveloped land and $29,400,000 to the Paulding undeveloped land); provided further, that in the event any parcels of such undeveloped land are sold, such aggregate value amount shall be reduced according to the value attributed to the undeveloped land sold, or, in the event that only a portion of any such undeveloped land is sold, to be reduced pro rata according to square footage or acreage, as applicable), subject to the right of the Administrative Agent to request the re-appraisal of one or more of such properties in the event that the Administrative Agent reasonably believes that the value thereof has been materially reduced for any reason.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                (iii) The term "including" is by way of example and not
            limitation.

                (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS.

            (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP (except as provided in this Agreement with respect to Investment Entities) applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment and (iii) the aggregate Unsecured Debt of the Borrower and the Consolidated Entities (including any requested or pending Credit Extension) shall not exceed the amount permitted pursuant to Section 7.03(c) hereof. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon irrevocable notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Committed Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Eurodollar Rate Loans with an interest period of one month. Any such automatic conversion to Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if notice of a conversion or continuation is not provided by the Borrower by 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 12:00 p.m. on the Business Day specified in the applicable Committed Loan Notice for notices related to Eurodollar Rate Loans or notices related to Base Rate Loans and given by the Borrower on or prior to 3:00 p.m. on the day prior to the requested date for such Credit Extension or 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice for notices related to Base Rate Loans delivered after such time; provided, in each case, that nothing contained in this sentence shall be deemed to alter the requirements contained in the previous sentence for timely delivery of notices relating to Base Rate Loans or Eurodollar Rate Loans. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

      (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect with respect to Committed Loans. No more than eight (8) Committed Loans may be initiated in any given calendar month.

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Cash Collateral Date, to issue Letters of Credit for the account of the Borrower, any Consolidated Entity or any Unconsolidated Entity, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower, any Consolidated Entity or any Unconsolidated Entity and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Outstandings shall not exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the aggregate Unsecured Debt of the Borrower and the Consolidated Entities (including any requested or pending Credit Extension) shall not exceed the amount permitted pursuant to Section 7.03(c) hereof. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that are expiring or have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

            (ii) The L/C Issuer shall not issue any Letter of Credit if:

                  (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                  (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

                  (C) the requested Letter of Credit is not a standby letter of credit.

            (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit or request that the L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) the issuance of such Letter of Credit would violate any
            Laws or one or more policies of the L/C Issuer;

                  (C) such Letter of Credit is to be denominated in a currency other than Dollars;

                  (D) such Letter of Credit contains any provision for automatic reinstatement of the stated amount after any drawing thereunder; or

                  (E) a default of any Lender's obligations to fund under
            Section 2.03(c) exists or any Lender is at such tune a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

            (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
      (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in Article IV shall not then be satisfied, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Consolidated Entity or Unconsolidated Entity) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit") so long as no Default exists on the renewal date or would be caused by such renewal; provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form under the terms hereof (by reason of the provisions of clause
      (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in
      Section 4.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

            (iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder that occurs prior to the Letter of Credit Cash Collateral Date (each, an "Auto-Reinstatement Letter of Credit"). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the "Non-Reinstatement Deadline"), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or
      (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and, in each case, directing the L/C Issuer not to permit such reinstatement.

            (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements: Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii). each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall (except to the extent such Unreimbursed Amount was not refinanced as a result of the failure of Lender to other fund a Committed Loan in accordance with the terms and conditions set forth herein) bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c). if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or

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

      otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, set-off, defense (other than a defense of payment) or other right that the Borrower or any Consolidated Entity may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Consolidated Entity;

in each case, to the extent not resulting from the gross negligence or willful misconduct of the L/C Issuer.

      The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy (other than conformance to the terms of the Letter of Credit) of any such document or the authority of the

Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e): provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower, Consolidated Entities or Unconsolidated Entities which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Cash Collateral Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the Letter of Credit Cash Collateral Date). Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

      (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

      (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit Fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

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

      (j) Fronting Fee and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee for each Letter of Credit equal to 0.125% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee for each Letter of Credit shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within five (5) days of demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control. Without limiting the foregoing, this Agreement shall govern the reimbursement of draws under Letters of Credit.

      (1) Letters of Credit Issued for Consolidated Entities/Unconsolidated Entities. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Consolidated Entity or Unconsolidated Entity, the Borrower shall (i) be required to sign the applicable Letter of Credit Application and (ii) be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Consolidated Entity and/or any Unconsolidated Entity inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Persons.

      2.04 SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04. to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment and (iii) the aggregate Unsecured Debt of the Borrower and the Consolidated Entities (including any requested or pending Credit Extension) shall not exceed the amount permitted pursuant to Section 7.03(c)(ii) hereof, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04. prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the informational requirements of the form of Swing Line Loan Notice attached hereto). Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender

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

will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 5:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

      (c) Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time five (5) or more Business Days after the making of a Swing Line Loan and in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
      (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
      Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

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

      (d) Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
      10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      2.05 PREPAYMENTS.

      (a) The Borrower shall be permitted to prepay the Committed Loans in accordance with the following terms and conditions:

            (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time (A) voluntarily prepay Base Rate Committed Loans in whole or in part without premium or penalty and (B) voluntarily prepay Eurodollar Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) one (1) Business Day prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid.

            (ii) The Borrower may voluntarily prepay Eurodollar Rate Loans in whole or in part on any date other than the last day of the Interest Period applicable thereto without premium; provided that the Borrower shall deliver to the Administrative Agent a timely notice of prepayment in accordance with clause (a) above and pay any "breakage" charges and increased costs or charges incurred by the Lenders as the result of such prepayment pursuant to Section 3.05.

In the case of any prepayment made or to be made in connection with subclauses
(i) or (ii) above: (A) the Administrative Agent will promptly notify each Lender of its receipt of each such notice with respect thereto, and of the amount of such Lender's Pro Rata Share of such proposed prepayment; (B) if such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; (C) any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05; and (D) each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares. The failure of the Borrower to make a prepayment hereunder following the delivery of a notice of a

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

pending prepayment pursuant to the provisions contained in this clause (a) shall not constitute a Default or Event of Default hereunder; provided, however, that the Administrative Agent shall not be required to accept any prepayment offered by the Borrower hereunder unless timely notice thereof has been given in accordance with (and to the extent required by) this clause (a) and Borrower's prepayment is accompanied by any "breakage" charges and all other increased costs or charges incurred by the Lenders as the result of such prepayment.

      (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. The failure of the Borrower to make a prepayment hereunder following the delivery of a notice of a pending prepayment pursuant to the provisions contained in this clause (b) shall not constitute a Default or Event of Default hereunder; provided, however, that the Administrative Agent shall not be required to accept any prepayment offered by the Borrower hereunder unless timely notice thereof has been given in accordance with (and to the extent required by) this clause (b).

      (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect or the aggregate Unsecured Debt of the Borrower and the Consolidated Entities (including any requested or pending Credit Extension) exceeds the amount permitted pursuant to Section 7.03(c) hereof, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Committed Loans and Swing Line Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

      2.06 TERMINATION, REDUCTION OR INCREASE OF COMMITMENTS.

      (a) Voluntary Terminations or Reductions. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently and irrevocably reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (iv) any reduction of the Aggregate Commitments to an amount below $275,000,000 shall result in a reduction of the Swing Line Sublimit by a percentage equal to the percentage reduction in the Aggregate Commitments below $275,000,000 and (v) the Letter of Credit Sublimit shall be automatically reduced in accordance with the definition thereof concurrently with any reduction in the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything contained herein to the contrary, Borrower shall not be permitted to request a reduction in the Aggregate Commitments pursuant to the this Section 2.6 more than two (2) times during any twelve (12) month period.

      (b) Voluntary Increases. Following the Closing Date, the Aggregate Commitments may be increased by an aggregate amount of up to $75,000,000.00 (such that the Aggregate Commitments would total an amount of up to $400,000,000.00) if:

            (i) the Borrower, from time to time, on or before the date occurring twenty-four (24) calendar months following the Closing Date, requests an increase in the Aggregate Commitments in writing to the Administrative Agent (such requested increase to be in an amount of $75,000,000.00 or less);

            (ii) the Arrangers are able, within ninety (90) days of receiving an increase request pursuant to subclause (i) above, to syndicate the amount of such increase on a best efforts basis (A) to one or more Lenders

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

      or one or more financial institutions qualifying as an Eligible Assignee and otherwise acceptable to the Borrower, Administrative Agent and Arrangers and (B) in a manner otherwise in accordance with the terms and conditions set forth in any written agreement among the Borrower and the Arrangers relating to such increase;

            (iii) such increase does not increase the amount of the Commitment of any Lender without the written consent of such Lender;

            (iv) the Borrower executes new Notes reflecting the increase in the Aggregate Commitments and executes such other amendments to the Loan Documents as are deemed reasonably necessary by the Administrative Agent;

            (v) no Event of Default exists as of the date of such request and no Default or Event of Default exists as of the date on which such increase is to occur; and

            (vi) the Borrower pay all fees required by the Fee Letter among the Borrower and Arrangers in connection with such increase in the Aggregate Commitments and all reasonable costs and expenses (including Attorney Costs) incurred by the Administrative Agent in documenting or implementing such increase regardless of whether the Arrangers are able to syndicate the amount of the requested increase; provided, however, that the Borrower shall not pay any fees for increased amounts until such time as the increase occurs.

      After such increase, all of the terms and conditions of the Loan Documents shall apply to the increased amount of the Aggregate Commitments as if such amount were in effect as of the date hereof. Each Lender that may be a party hereto from time to time hereby acknowledges that the Aggregate Commitments may be increased pursuant to this Section 2.6(b) regardless of whether such Lender approves such increase or increases its Commitment hereunder; provided, that Arrangers hereby agree to offer to each existing Lender, on terms and conditions similar to those being offered to other prospective lenders, a portion of any increase in the Aggregate Commitments equal to such Lender's Pro Rata Share of the Aggregate Commitments immediately prior to such increase.

      (c) General. The Administrative Agent will promptly notify the Lenders of any such notice of termination, reduction or increase of the Aggregate Commitments. To the extent the Aggregate Commitments are increased pursuant to clause (b) above, all Lenders (including both previously-existing and new Lenders) shall receive new Notes reflecting their respective Commitments and new Lenders shall, to the extent necessary to cause the outstanding principal amount of the Loans and other Obligations allocable to each Lender to equal each such Lender's Pro Rata Share, fund Loans directly to the other Lenders, as directed by the Administrative Agent. Upon the request of any Lender made through the Administrative Agent, the Borrower hereby agrees to execute and deliver any new Notes required pursuant to this Section 2.6 to evidence the Loans made by the Lenders (provided any Notes being replaced are either returned, cancelled or marked as replaced) and acknowledges, consents and agrees to the funding by any new Lenders of Loans pursuant to the previous sentence for the purpose of causing the Outstanding Amount of such Loans to equal each Lender's Pro Rata Share.

      2.07 REPAYMENT OF LOANS.

      (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date in accordance with Section 2.14 hereof.

      (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date three (3) Business Days after such Loan is made and (ii) the Maturity Date.

      2.08 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate

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

plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate less 1.00%.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (until such time as such payment is made and all Events of Default existing under the Agreement are cured, at which point the Default Rate shall no longer be applied).

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid by the date on which such failure to pay constitutes an Event of Default hereunder (whether as a result of the stated maturity of any Obligations, by acceleration or otherwise), then, unless otherwise agreed to by the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (until such time as all Events of Default existing under the Agreement are cured, at which point the Default Rate shall no longer be applied).

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder from the date of such Event of Default at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws (until such time as all Events of Default existing under the Agreement are cured, at which point the Default Rate shall no longer be applied).

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      (d) The parties hereto herby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.03(c)(iii) and Sections 2.08(a) and (b). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all amounts paid or due pursuant to Article III hereof and all agency fees, syndication fees, arrangement fees, amendment fees, up-front fees, commitment fees, facility fees, unused fee, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender or any other similar amounts or charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred by the Administrative Agent and/or the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Any use by Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

      2.09 FEES. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

      (a) Unused Fee. In consideration of the Commitments of the Lenders hereunder, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders) a daily fee in connection with the unused amount of the Aggregate Commitments (the "Unused Fee"). The Unused Fee shall be payable as of the first day of each calendar quarter and as of the Maturity Date in arrears in an amount equal to the sum of the Daily Unused Fees accrued during the applicable calendar quarter period (or portion thereof). All Unused Fees shall be fully earned when paid

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

and shall not be refundable for any reason whatsoever. The Unused Fee shall commence to accrue on the Closing Date.

      (b) Other Fees. The Borrower shall, without duplication, pay to the Arranger and the Administrative Agent for their own respective accounts fees described in Paragraphs 1-4 of the Fee Letter in the amounts and at the times specified in the Fee Letter. Bank of America shall pay to the Lenders the fees specified in Paragraph 3 of the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

      2.11 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.12 PAYMENTS GENERALLY.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

      (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such

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

Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

            (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon (including any applicable "breakage" charges related thereto) for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

      (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

      (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including

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

pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      2.14 MATURITY DATE.

      (a) Initial Maturity Date. Subject to extension pursuant to the terms and conditions set forth in clause (b) of this Section 2.14 and subject to the provisions of clause (c) of this Section 2.14, the Borrower shall, on the date occurring thirty-eight (38) calendar months from date hereof (the "Initial Maturity Date"), cause the Obligations (including, without limitation, all outstanding principal and interest on the Committed Loans and all fees, costs and expenses due and owing under the Loan Documents) to be Fully Satisfied.

      (b) Extended Maturity Date Option. Not more than 180 days and not less than 60 days prior to the Initial Maturity Date, the Borrower may request in writing that the Lenders extend the term of this Agreement for an additional ten
(10) calendar month period (the end of such period being the "Extended Maturity Date"). Such extension option shall be subject to the satisfaction of the following requirements:

            (i) at the Initial Maturity Date, there shall not exist any Default or Event of Default by the Borrower or any other Loan Party; and

            (ii) the Borrower shall, at the Initial Maturity Date, deliver to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitments) an extension fee equal to two tenths of one percent (0.20%) of the then-existing Aggregate Commitments (whether funded or unfunded).

      (c) Satisfaction of Obligations Upon Acceleration. Notwithstanding anything contained herein or in any other Credit Agreement to the contrary, to the extent any of the Obligations are accelerated pursuant to the terms hereof (including, without limitation, Section 8.02 hereof), the Borrower shall, immediately upon the occurrence of such acceleration, cause such accelerated Obligations to be Fully Satisfied.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall assets, receipts, branch profits, net income, and/or franchise and similar taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office, is doing business or has other contacts (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be

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

required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof. If the Lender receives any refund of taxes paid in accordance with the previous sentence, the Lender shall promptly reimburse the Borrower for such gross-up.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

      (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

      (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender and will provide with such notification such information and materials as Administrative Agent determines is reasonably required to support such determination. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, and the Administrative Agent shall promptly notify the Borrower and each Lender when the conditions for the obligation of the Lenders to make or maintain Eurodollar Rate Loans is restored. Upon receipt of notice that the obligation of

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

Lenders to make or maintain Eurodollar Rate Loans is suspended, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COST; REDUCED RETURN; CAPITAL ADEQUACY; RESERVES.

      (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within 15 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time within 15 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      (c) The Borrower shall pay to each Lender, as long as such Lender shall be required by the Board of Governors of the Federal Reserve System or other regulatory body or agency to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES. Within 15 days of demand by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

      (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

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

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

      (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder, an explanation thereof and reasonable supporting information or evidence with respect thereto shall be conclusive in the absence of manifest error so long as such requests for compensation are made within ninety (90) days of incurrence. Any Person seeking compensation under this Article III shall, in connection with any such claim, provide both the Administrative Agent and the Borrower with a copy of the certificate and supporting information/evidence referenced in the previous sentence. In determining the compensation amount claimed, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04 or a Lender's making a determination under Section 3.02. the Borrower may replace such Lender in accordance with Section 10.16.

      3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive for a period of ninety (90) days following the date on which such obligations arise and shall, to the extent such ninety (90) day period has not run prior to the termination of the Aggregate Commitments and repayment of all other Obligations hereunder, survive such termination of the Aggregate Commitments and repayment of all other Obligations hereunder for the remainder of such ninety (90) day period.

                                   ARTICLE IV
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The occurrence of the Closing Date, the initial effectiveness of this Agreement and obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

            (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

            (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

            (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

            (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or organization;

            (v) a favorable opinion of McKenna Long & Aldridge, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent, covering enforceability of the Loan Documents and other matters to be agreed upon;

            (vi) a certificate of a Responsible Officer of the Borrower either
      (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each of the Loan Parties and the validity against such Loan Parties of the Loan Documents to which they are a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the calculation of the Consolidated Leverage Ratio as of March 31, 2004;

            (viii) a duly completed Compliance Certificate as of March 31, 2004, signed by a Responsible Officer of the Borrower;

            (ix) evidence in form of a certificate that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (x) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens (if any) securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

            (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

      (b) Any fees required to be paid to the Agent, the Arrangers or any other Lender (whether pursuant to the Fee Letter or otherwise) on or before the Closing Date shall have been paid.

      (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs of the Administrative Agent as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

      (d) The representations and warranties of the Loan Parties contained in
Article V or any other Loan Document, or which are contained in any other document furnished at any time under this Agreement, shall be true and correct in all material respects on and as of the Closing Date.

      (e) No Default shall exist and be continuing as of the Closing Date.

      (f) There shall not have occurred a material adverse change since December 31, 2003 in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Entities taken as a whole, or in the facts and information regarding such entities as represented to date.

      (g) There shall not exist any action, suit, investigation, or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to affect the Borrower, its Consolidated Entities or any transaction contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect on the Borrower and its Consolidated Entities or any transaction contemplated hereby or on the ability of any party to perform its obligations under the documents to be executed in connection herewith or in connection with any other Loan Document.

      (h) The Borrower and its Consolidated Entities shall be in compliance with all existing financial obligations and Contractual Obligations, the failure to comply with could reasonably be expected to have a Material Adverse Effect.

      (i) The Agent and Lenders shall have completed all due diligence with respect to the Borrower, its Consolidated Entities and its Unconsolidated Entities and the Properties owned thereby.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS.

      The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

      (a) The representations and warranties of the Loan Parties contained in
Article V or any other Loan Document, or which are contained in any document furnished at any time under this Agreement, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

      (b) No Default (or, in the case of Committed Loans to be made in connection with any Unreimbursed Amount, no Event of Default) shall exist, or would result from such proposed Credit Extension.

      (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

      The Borrower and each Consolidated Entity (a) is a duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (if any) to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i),
(c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION.

      The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except the filing of this Agreement with the Securities and Exchange Commission.

      5.04 BINDING EFFECT.

      This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in accordance with GAAP the financial condition of the Borrower and the Consolidated Entities (including the Consolidated Entities' interest in the Unconsolidated Entities) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the applicable parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness as required by GAAP.

      (b) The unaudited consolidated balance sheets of the Borrower and the Consolidated Parties (including the Consolidated Entities' interest in the Unconsolidated Entities) dated March 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the calendar quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in accordance with GAAP the financial condition of the parties identified therein as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth, as of the Closing Date, all material Indebtedness for Money Borrowed of the Borrower, the Consolidated Entities and the Unconsolidated Entities, respectively, as of the date of such financial statements. Without limiting the foregoing, such list shall include all Indebtedness for Money Borrowed in excess of $10,000,000.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      5.06 LITIGATION.

      Except as specifically disclosed in Schedule 5.06 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, that are not covered by insurance and, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

      5.07 NO DEFAULT.

      Neither the Borrower, nor any Consolidated Entity is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS.

      The Borrower and each Consolidated Entity has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and the Consolidated Entities is subject to no Liens, other than Liens permitted by
Section 7.01.

      5.09 ENVIRONMENTAL COMPLIANCE.

      The Borrower and each Consolidated Entity conduct in the ordinary course of business in connection with the purchase of real estate a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on or with respect to such properties, and as a result thereof the Loan Parties have reasonably concluded that, except as specifically disclosed in Schedule 5.09 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), any violation of such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 INSURANCE.

      The properties of the Borrower and each Consolidated Entity are insured with financially sound and reputable insurance companies not the Borrower, any Subsidiary of the Borrower, any Consolidated Entity, any Unconsolidated Entity or any Investment Entity, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Consolidated Entity operates.

      5.11 TAXES.

      The Borrower and each Consolidated Entity have filed all Federal, state and other material tax returns and reports required to be filed unless an extension has been obtained, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the best of Borrower's knowledge and belief, there is no proposed tax assessment against the Borrower or any Consolidated Entity that would, if made, have a Material Adverse Effect.

      5.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13 CONSOLIDATED ENTITIES; REIT STATUS.

      As of the Closing Date and as of the date of the last Compliance Certificate delivered pursuant to the terms of this Agreement, the Borrower has no Consolidated Entities other than those specifically disclosed in Part (a) of
Schedule 5.13 and has no equity investments in any other Unconsolidated Entity or Investment Entity other than those specifically disclosed in Part(b) of
Schedule 5.13 (as amended by any Compliance Certificate containing supplemental information thereto). The Borrower qualifies as a REIT.

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

      (b) None of the Borrower, any Person Controlling the Borrower, or any Consolidated Entity (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE.

      Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) as of the date thereof contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16 COMPLIANCE WITH LAWS.

      The Borrower and each Consolidated Entity is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17 INTELLECTUAL PROPERTY; LICENSES, ETC.

      The Borrower and each Consolidated Entity owns, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where such failure could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Consolidated Entity infringes upon any rights held by any other Person except where such failure could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.17, (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Consolidated Entity to:

      6.01 FINANCIAL STATEMENTS.

      Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within 90 days after the end of each calendar year of the Borrower (commencing with the calendar year ended
2004), a consolidated balance sheet of the Borrower and the Consolidated Entities as at the end of such calendar year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant or accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit; and

      (b) as soon as available, but in any event within 45 days after the end of each of the first three calendar quarters of each calendar year of the Borrower (commencing with the calendar quarter ended September 30,2004), a consolidated balance sheet of the Borrower and the Consolidated Entities as at the end of such calendar quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such calendar quarter and for the portion of the Borrower's calendar year then ended, setting forth in each case in comparative form the figures for the corresponding calendar quarter of the previous calendar year and the corresponding portion of the previous calendar year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and the Consolidated Entities in accordance with GAAP as of the date thereof, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02, the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

      6.02 CERTIFICATES; OTHER INFORMATION.

      Deliver to the Administrative Agent:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01 (a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

      (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Consolidated Entity, or any audit of any of them;

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, or material periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

      (e) promptly, such additional data, certificates, reports, statements, documents or other information regarding the business, assets, liabilities, financial or corporate affairs, projected financial performance, operations or other matters pertaining to the Borrower or any Consolidated Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      6.03 NOTICES.

      Promptly notify the Administrative Agent and each Lender after a Responsible Officer becomes aware thereof:

      (a) of the occurrence of any Default and the nature thereof;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Consolidated Entity; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Consolidated Entity and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Consolidated Entity, including pursuant to any applicable Environmental Laws;

      (c) of the occurrence of any ERISA Event; and

      (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Consolidated Entity.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all material provisions of this Agreement and any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS.

Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Consolidated Entity; and
(b) all lawful material claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, provided, however, such lawful claims may be contested in good faith in appropriate proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as enforcement of any such claim has been stayed and so long as such proceedings could not subject any Lender to any civil or criminal penalty or liability.

      6.05 PRESERVATION OF EXISTENCE, ETC.

      (a) Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;
(ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks and (b) cause the Borrower to, at all times during the term hereof, maintain its status as an Internal Revenue Service-qualified REIT.

      6.06 MAINTENANCE OF PROPERTIES.

      Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use at least the standard of care typical in the industry in the operation and maintenance of its facilities.

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      6.07 MAINTENANCE OF INSURANCE.

      Maintain with financially sound and reputable insurance companies (provided that such companies shall not, in any case, be the Borrower, any Subsidiary of the Borrower, any Consolidated Entity, any Unconsolidated Entity or any Investment Entity), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

      6.08 COMPLIANCE WITH LAWS.

      Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS.

      (a) Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Consolidated Entity, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Consolidated Entity, as the case may be.

      6.10 INSPECTION RIGHTS.

      Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that neither the Administrative Agent nor any Lender shall take any action which would result in the interference with any tenant's right to quiet enjoyment of the property subject to any lease during the term thereof; provided, further, that the Administrative Agent and each Lender agree to use reasonable efforts to share information among one another and to coordinate such inspections to minimize disruption for the Borrower; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

      6.11 USE OF PROCEEDS.

      Use the proceeds of the Credit Extensions for the purpose of refinancing the Existing Credit Agreement and for acquisitions, development, renovation, working capital in the ordinary course of business, to support letters of credit and other general purposes.

      6.12 ADDITIONAL GUARANTORS.

      Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary that constitutes a Consolidated Entity, and promptly thereafter (and in any event within thirty (30) days), except as specifically provided below, cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement and such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01 (a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, that (i) a

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Consolidated Entity shall not be required to execute a Joinder Agreement and become a Guarantor hereunder if (A) such Consolidated Entity is inactive, has aggregate assets with a book value of less than $5,000,000 and has no operations or (B) such Consolidated Entity is prohibited under the terms of its Organization Documents or the terms of any Indebtedness from providing Guarantees of Indebtedness of any other Person, (ii) notwithstanding the foregoing, one or more Consolidated Entities designated by the Borrower that would otherwise be exempt from the requirements set forth in item (A) of subclause (i) above shall, nonetheless, be required to execute a Joinder Agreement and become a Guarantor pursuant to the provisions of this Section 6.12 so that the aggregate value of assets held by Consolidated Entities that are not required to execute Joinder Agreements pursuant to the terms of subclause (i)(A) above shall not exceed 10% of the total value of the Unencumbered Properties (as reasonably determined by the Administrative Agent using information provided to it by the Borrower pursuant to the terms of this Agreement) and (iii) to the extent a Consolidated Entity that was previously exempted from execution of a Joinder Agreement pursuant to subclause (i) above no longer satisfies the criteria for exemption set forth therein, such Consolidated Entity shall promptly fulfill the requirements of clauses (a) and (b) above.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Consolidated Entity to, directly or indirectly:

      7.01 LIENS.

      Create, incur, assume or suffer to exist any Lien (other than a Permitted
Lien) upon (a) any of the Unencumbered Properties; provided, that mortgage Indebtedness with respect to such Unencumbered Properties may be incurred to the extent the underlying Indebtedness would not cause Borrower to be in violation of any financial or other covenant contained herein (including, without limitation, those contained in Sections 7.03 or 7.11 hereof) and provided, that the incurrence of any such mortgage Indebtedness will cause the applicable Unencumbered Property to cease to qualify as such for purposes of this Agreement; or (b) any of its other property, assets or revenues, whether now owned or hereafter acquired, if the Indebtedness underlying such Lien would cause Borrower to be in violation of Section 7.11(c) hereof.

      7.02 INVESTMENTS.

      Make any loan, advance or otherwise acquire evidences of Indebtedness, capital stock or other securities of any Person or otherwise make any Investment, except:

      (a) Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or capital stock or other securities of the Borrower, any Consolidated Entity or any Unconsolidated Entity, and

      (b) Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or capital stock or other securities of any Person if the same relate to real estate, interests in real estate or Persons involved in the ownership, investment, management, leasing, development or financing of real estate to the extent such Investment is in compliance with the limitations on assets that may be owned by real estate investment trusts and is consistent with Borrower's business strategy;

provided that Borrower and its Consolidated Entities shall not make Investments in or loans or advances to, or acquire the capital stock of any Persons that would qualify as an Investment Entity if the aggregate amount thereof, together with amounts committed to be contributed or advanced to any other then-existing Investment Entities, exceeds $90,000,000.

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Notwithstanding anything to the contrary contained in the foregoing, each of the
Borrower and its Consolidated Entities may make investments of its working capital and other reserves in (i) cash, (ii) Cash Equivalents and (iii) money market mutual funds and other investments approved from time to time by the Administrative Agent in its discretion.

      7.03 INDEBTEDNESS.

      Create, incur, assume or suffer to exist any Indebtedness for Money
Borrowed:

      (a) that is Unsecured Debt, except to the extent that:

            (i) if such Indebtedness is new Indebtedness that did not exist as of the Closing Date, the Administrative Agent has received, not less than ten (10) days prior to the closing of such Indebtedness, written notice of the intention of such Loan Party to enter into such Indebtedness, together with a pro forma Compliance Certificate showing projected compliance by the Loan Parties with each of the financial covenants set forth herein from the date of the incurrence of such Indebtedness through the Extended Maturity Date and a summary of the material terms and conditions of the loan documents with respect thereto; and

            (ii) the aggregate Unsecured Debt of the Loan Parties (including any requested or pending Credit Extension) is less than or equal to the sum of
      (A) the Value of Income Producing Assets wholly owned by the Loan Parties that are Unencumbered Properties, divided by 1.67, plus (B) the Value of Non-Income Producing Assets wholly owned by the Loan Parties that are Unencumbered Properties, divided by 2.00, plus (C) the Value of Liquid Assets wholly owned by the Loan Parties and not encumbered (except for Permitted Liens), divided by 2.00; provided, that to the extent the sum of the amounts calculated pursuant to subclauses (B) and (C) above constitutes more than 35% of the total of the amount calculated pursuant to this clause (c)(ii), such amount shall be reduced to the extent required to cause the amount calculated pursuant to such subclauses (B) and (C) to equal 35% of the total of the amount calculated pursuant to this clause (c)(ii); and

      (b) that is Secured Debt that is recourse to the Loan Parties (not including customary recourse carve-outs relating to nonrecourse Secured Debt) except to the extent that such Secured Debt does not, as of any date of calculation, exceed an aggregate amount equal to twelve percent (12.0%) of Total Assets as of such date.

      7.04 FUNDAMENTAL CHANGES.

      Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Event of Default exists or would result therefrom, any Consolidated Entity of the Borrower may merge with the Borrower, provided that the Borrower shall be the continuing or surviving Person, or any one or more other Consolidated Entities, provided that when any Guarantor is merging with another Consolidated Entity of the Borrower, a Guarantor shall be the continuing or surviving Person or the surviving entity shall assume all guarantee obligations of the Guarantor simultaneously with such merger.

      7.05 DISPOSITIONS.

      Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b) Dispositions of inventory in the ordinary course of business;

      (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

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      (d) Dispositions of property by any Consolidated Entity to the Borrower or to a wholly-owned Consolidated Entity of the Borrower or other Person that will be a Guarantor upon the completion of such Disposition; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

      (e) Any other Dispositions by the Borrower and/or the Consolidated Entities; provided that, (i) to the extent any such Disposition involves property with a value or purchase price in excess of $35,000,000, neither the Borrower nor any Consolidated Entity shall Dispose of such property unless the Borrower has, within twenty (20) days prior to such disposition, delivered to the Administrative Agent a Compliance Certificate showing projected compliance by the Loan Parties with each of the financial covenants set forth herein; (ii) except to the extent the Administrative Agent has provided written consent for such Disposition expressly noting the existence or projected existence of such Event of Default, no Event of Default shall exist as of the date of such Disposition or would result from such Disposition and (iii) to the extent such action would require that a Guarantor be released, the Administrative Agent has provided written consent of such release (which consent will not be withheld or unreasonably delayed to the extent a properly and fully completed Compliance Certificate is provided by the Borrower pursuant to and in accordance with subclause (i) above and such asset is the only asset of the applicable Guarantor or such asset is the Capital Stock of such Guarantor).

      7.06 RESTRICTED PAYMENTS.

        Declare or make, directly or indirectly, any Restricted Payment or Restricted Purchase, or incur any obligation (contingent or otherwise) to do so, except that:

      (a) the Borrower may declare or make Restricted Payments not to exceed the greater of (i) 95% of funds from operations for the taxable year, (ii) 110% of taxable income for the taxable year or (iii) the minimum amount required to maintain REIT status;

      (b) the Consolidated Entities may make Restricted Payments to the Borrower and to any other Consolidated Entities;

      (c) the Borrower and the Consolidated Entities may make cash distributions to their respective shareholders or other owners for capital gains resulting from certain assets sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code;

      (d) any Consolidated Entity (other than the Borrower) may make payments to any partner, member or shareholder of such Person required to be made pursuant to any contractual obligations of such Person or the Organization Documents of such Person (other than distributions to the equity holders of the Borrower in their capacity as such); and

      (e) so long as there does not exist at such time and would not be caused thereby, (i) an Event of Default under this Agreement, or (ii) any other Event of Default which has not been cured or waived by the Required Lenders within a period of ninety (90) days from the date that the Borrower knew or should have known of such Event of Default, the Borrower may make Restricted Purchases.

      7.07 INTENTIONALLY OMITTED.

      7.08 TRANSACTIONS WITH AFFILIATES.

      Enter into any material transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Affiliate as would be obtainable by the Borrower or such Affiliate at the time in a comparable arm's length transaction with a Person other than an Affiliate except for agreements which are direct cost or direct revenue pass-through in nature.

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      7.09 INTENTIONALLY OMITTED.

      7.10 USE OF PROCEEDS.

      Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.11 FINANCIAL COVENANTS.

      (a) Shareholders' Equity. Permit Shareholders' Equity at any time to be less than the sum of (a) $350,000,000, plus (b) an amount equal to eighty-five percent (85.0%) of the amount of proceeds (net of transaction costs) received by the Borrower or any wholly-owned Consolidated Entity (other than issuances to the Borrower or a wholly-owned Consolidated Entity) from the issuance of shares of capital stock, warrants, options or other equity securities of any class or character following March 31, 2004.

      (b) Consolidated Unencumbered Interest Coverage Ratio. Permit the Consolidated Unencumbered Interest Coverage Ratio (as calculated as of the end of each calendar quarter of the Borrower based on the information provided pursuant to Section 6.01 hereof) to be less than 1.75 to 1.00.

      (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during the term hereof to be greater than .60 to 1.00.

      (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any calendar quarter of the Borrower based on the information provided pursuant to Section 6.01 hereof, to be less than 1.50 to 1.00.

      7.12 PREPAYMENT OF OTHER INDEBTEDNESS, ETC.

If any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, (a) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse in any material respect to such Person or to the Lenders, (b) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto.

      7.13 ORGANIZATION DOCUMENTS; SUBSIDIARIES.

Permit any Loan Party to (a) amend, modify, waive or change its Organization Documents in a manner materially adverse to the Lenders or in a manner that permits any Person (other than Tom Cousins) to, at any time, own more than twenty-five percent (25%) of the voting equity securities of the Borrower, or
(b) create, acquire or permit to exist or permit or cause any of their Subsidiaries to create, acquire or permit to exist, any Foreign Subsidiaries, except to the extent that the assets held in such Foreign Subsidiaries constitute less than ten percent (10.0%) of Total Assets.

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                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 EVENTS OF DEFAULT.

      Any of the following shall constitute an Event of Default:

      (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation at maturity, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within ten (10) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10,
6.11 or 6.12 or Article VII; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of notice by the Loan Parties; or

      (d) Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (e) Cross-Default.

            (i) The Borrower or any Consolidated Entity (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any recourse Indebtedness for Money Borrowed or Monetized Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (excluding undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness for Money Borrowed or Monetized Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs and (C) all applicable grace and/or cure period with respect to such Indebtedness for Money Borrowed has expired, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness for Money Borrowed or the beneficiary or beneficiaries of such Monetized Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness for Money Borrowed to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness for Money Borrowed to be made, prior to its stated maturity, or such Monetized Guarantee to become payable or cash collateral in respect thereof to be demanded; or

            (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Consolidated Entity is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Consolidated Entity is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Consolidated Entity as a result thereof is greater than the Threshold Amount; or

            (iii) (A) there occurs a default or event of default (following all applicable cure and grace periods) at any time during the term hereof under any single non-recourse Indebtedness for Money Borrowed transaction of the Borrower or any Consolidated Entity to the extent that: (1) such

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

      Indebtedness for Money Borrowed transaction is secured by a Lien on one or more assets of the Borrower or any Consolidated Entity (other than such Person's interests in any Investment Entity); and (2) the Borrower or any Consolidated Entity has invested net equity (after distributions) of $40,000,000 or more in the assets subject to such Lien; or

            (B) at any time during the term hereof the Borrower and the Consolidated Entities (on an aggregate basis) are required, pursuant to GAAP, to write down the value of their investments in any single Unconsolidated Entity as a result of defaults or events of default (following all applicable cure and grace periods) on any single non-recourse Indebtedness for Money Borrowed transaction by such Unconsolidated Entity by a net amount (after distributions and net of any gains under GAAP) of $40,000,000 or more; or

            (C) the aggregate net investment of the Borrower and the Consolidated Entities (after distributions and, as applicable, net of any gains under GAAP) pursuant to (A) and (B) above that is subject to such defaulted non-recourse Indebtedness for Money Borrowed or write down (as applicable and, for purposes of this subclause (C) only, irregardless of whether the net investment meets the $40,000,000 thresholds noted in such provisions) is, during the term of this Agreement, in excess of $100,000,000 (or, if the term of this Agreement is extended to the Extended Maturity Date, $125,000,000); or

   (f) Insolvency Proceedings, Etc. Any Loan Party or any Consolidated Entity institutes or consents to the institution of any proceeding against it under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

   (g) Inability to Pay Debts; Attachment. The Borrower or any Consolidated Entity admits in writing its inability or otherwise fails generally to pay its debts as they become due; or

   (h) Judgments. There is entered against the Borrower or any Consolidated Entity (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

   (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

   (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to any Loan Party; or any Loan Party other than the Agent or one of the Lenders contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

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      (k) Change of Control. There occurs any Change of Control with respect to the Borrower.

      8.02 REMEDIES UPON EVENT OF DEFAULT.

      If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

      (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03 APPLICATION OF FUNDS.

After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

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      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

      9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

      (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

      9.02 DELEGATION OF DUTIES.

      The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      9.03 LIABILITY OF ADMINISTRATIVE AGENT.

      No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-

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Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      9.04 RELIANCE BY ADMINISTRATIVE AGENT.

      (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      9.05 NOTICE OF DEFAULT.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

      9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

      Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower

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and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT.

      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

      9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

      Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

      9.09 SUCCESSOR ADMINISTRATIVE AGENT.

      The Administrative Agent may be removed at the written direction of the Required Lenders to the extent the Administrative Agent is shown to be grossly negligent in the performance of its material obligations and/or duties hereunder or to have engaged in willful misconduct in the performance of such obligations and/or duties. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower; provided that any such resignation by or removal of Bank of America shall also constitute its resignation or removal (as applicable) as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns or is otherwise removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders (and, in the case of a removal of the Administrative Agent, with the consent of the Borrower, such consent not to be unreasonably withheld). Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor

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administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring or removed Administrative Agent's resignation or removal (as applicable) hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, L/C Issuer or Swing Line Lender under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring or removed Administrative Agent's notice of resignation or its removal by the Lenders, the retiring/removed Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

      9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.11 GUARANTY MATTERS.

      The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if:

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            (a) (i) such Person is the subject of or enters into a Disposition pursuant to Section 7.05(e) hereof, (ii) the Administrative Agent receives a Compliance Certificate with respect to such Disposition, (iii) such Compliance Certificate is properly and fully completed pursuant to and in accordance with Section 7.05(e)(i) and (iv) the asset subject to such Disposition is the only asset of the applicable Guarantor or is the Capital Stock of such Guarantor;

            (b) such Person otherwise ceases to be a Guarantor or ceases to be a Consolidated Entity as a result of a transaction permitted hereunder; or

            (c) such Guarantor, following any transaction not prohibited by the terms of this Agreement, ceases to hold any material assets.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. The Administrative Agent shall, at the request of the Borrower, consent to the release of any Guarantor hereunder or otherwise provide evidence of such release reasonably acceptable to the Borrower to the extent such release is permitted pursuant to clauses (a), (b) or (c) above.

      9.12 OTHER AGENTS; ARRANGERS AND MANAGERS.

      None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "managing agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X
                                 MISCELLANEOUS

      10.01 AMENDMENTS, ETC.

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

      (b) except as permitted by Section 2.14 hereof, extend or increase the Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only

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the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

      (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

      (g) except as expressly provided in this Agreement or the other Loan Documents, release any Guarantor from the Guaranty without the written consent of each Lender;

      (h) waive any Event of Default based on a failure to pay principal, interest or fees due hereunder (as referenced in Section 8.01(a)) without the written consent of each Lender; or

      (i) permit the Borrower to assign any of its obligations hereunder, except in accordance with Section 10.07(a) hereof without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

      (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to the Borrower, any Guarantor, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
      Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). Notwithstanding the

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foregoing, notices relating to Defaults, Events of Default or the exercise of remedies hereunder shall only be delivered by hand (and signed for by a Person at the offices of or the mail facilities used by the Borrower), overnight courier service or certified or registered mail.

      (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      (c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      10.03 NO WAIVER; CUMULATIVE REMEDIES.

      No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 ATTORNEY COSTS, EXPENSES AND TAXES.

      The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents in connection with an Event of Default (including all such reasonable costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender in connection with an Event of Default. All amounts due under this
Section 10.04 shall be payable within ten Business Days after demand

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therefor. The agreements in this Section shall survive the termination of the
Aggregate Commitments and repayment of all other Obligations.

      10.05 INDEMNIFICATION BY THE BORROWER.

      Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Consolidated Entity or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Consolidated Entity or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"): provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.06 PAYMENTS SET ASIDE.

      To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

      10.07 SUCCESSORS AND ASSIGNS.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee

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in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment (other than to a Lender, Affiliate of a Lender or an Approved Fund unless the addition of such Lender, Affiliate of Lender or Approved Fund will, as of the effective date of such assignment, make the Borrower liable for payment of additional amounts under Article III hereof that are not otherwise payable to the assignor) must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (in each case, which such approval may not be unreasonably withheld) and, to the extent no Event of Default is then continuing, the Borrower (which approval may not be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
3.01. 3.04, 3.05. 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request and return of Note being replaced, cancelled or marked replaced, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

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      (d) Any Lender may at any time, without the consent of, or notice to, the
Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant,
(ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guaranty to which it is a party. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent (and subject to the same conditions and limitations) as if it were a Lender and had acquired its interest by assignment pursuant to subsection
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

      (e) Except to the extent the sale of a participation to a particular Participant has been approved in writing by the Borrower, a Participant shall be entitled to receive payments under or pursuant to Section 3.01 or 3.04 only to the extent that the applicable Lender (taking into account the particular circumstances surrounding the Loans made by such Lender and the applicability of tax withholding and similar laws and regulations with respect to such Lender) is or would, upon such Lender's request or demand for payment pursuant to Section
3.01 or 3.04, be entitled to any such payments. Any claim for compensation made by a Participant of a Lender shall be deemed a claim made by the applicable Lender for purposes of initiating the Borrower's rights under Sections 3.06(b) and 10.16 of this Agreement. Subject to the preceding provisions of this clause
(e), a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

      (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) As used herein, the following terms have the following meanings:

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender (each such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "Approved Fund" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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      (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

      10.08 CONFIDENTIALITY.

      Each of the Administrative Agent and the Lenders for themselves, their Affiliates and Agent Related Persons, agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives who need to know the Information in connection with the transactions contemplated by the Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and who will use such Information only in connection with the transactions contemplated by the Agreement; (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that prior to making any such disclosure (other than to a banking regulator or auditor), such Person shall endeavor in the ordinary course of business to promptly notify the Borrower in writing so that the Borrower may seek an appropriate protective order (notwithstanding the foregoing, should such Person fail to notify Borrower, such person shall have no liability to Borrower or any other Credit Party); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization having jurisdiction over such Lender. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower or any of its Consolidated Entities relating to the Borrower or any Combined Entity or Investment Entity or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis as described above prior to disclosure by the Borrower or any Combined Entity or Investment Entity; provided that, in the case of information received from the Borrower or any Combined Party after the date hereof, except as expressly noted thereon, all financial information or other information relating to any proposed transactions of the Borrower, any Combined Party, any Investment Entity or any of the Borrower's Affiliates shall be considered confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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      10.09 SET-OFF.

      In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.10 INTEREST RATE LIMITATION.

      Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"'). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.11 COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.12 INTEGRATION.

      This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension (unless such notice has been received from the Borrower in writing), and

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shall continue in full force and effect as long as any Loan or any other
Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.14 SEVERABILITY.

      If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.15 TAX FORMS.

      (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender"") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

      (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

      (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to
Section 3.01 in

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the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

      (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a).

      (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

      (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

      10.16 REPLACEMENT OF LENDERS.

      Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or
3.04. Upon the making of any such assignment, the Borrower shall (x) pay in full all interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), and (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding.

      10.17 GOVERNING LAW.

      (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT
AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER

HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

      10.18 WAIVER OF RIGHT TO TRIAL BY JURY.

      EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      10.19 USA PATRIOT ACT NOTICE.

      Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

      10.20 ATTORNEYS' FEES.

      As used in this Agreement and in the other Loan Documents, "reasonable" attorneys' fees of the Administrative Agent's, any Lender's or any other Person's counsel shall mean the actual fees of such Person's counsel billed at standard hourly rates of such counsel, rather than a percentage of principal and interest as provided in O.C.G.A. Section 13-1-11(a)(2).

                                   ARTICLE XI
                                    GUARANTY

      11.01 THE GUARANTY.

      Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract with respect to the Loans, and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever (except for such notices as may be specifically required by the terms of the Loan Documents), and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due after the expiration of all applicable grace or cure periods (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

      Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts entered into in connection with the Loans, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

      11.02 OBLIGATIONS UNCONDITIONAL.

      The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts entered into in connection with the Loans, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance (other than payment) whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article XI until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

      (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

      (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;

      (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

      (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

      (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

      With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever except as required by the Loan Documents, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.

      11.03 REINSTATEMENT.

      The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender within fifteen (15) days of demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      11.04 CERTAIN ADDITIONAL WAIVERS.

      Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.

      11.05 REMEDIES.

      The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01. The Guarantors acknowledge and agree that to the extent their obligations hereunder become secured, the Lenders may exercise their remedies thereunder in accordance with the terms of the applicable security documents.

      11.06 RIGHTS OF CONTRIBUTION.

      The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been Fully Satisfied.

      11.07 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

      The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

      BORROWER:          COUSINS PROPERTIES INCORPORATED, a Georgia
                         corporation

                         By: /s/ James A. Fleming
                            ------------------------------------
                         Name:  James A. Fleming
                         Title: Senior Vice President

      GUARANTORS:        CARRIAGE AVENUE, LLC
                         COUSINS/MYERS SECOND STREET PARTNERS,
                         L.L.C.,
                         each a Delaware limited liability company

                                By: Cousins Properties Incorporated as managing member

                                By: /s/ James A. Fleming
                                   ------------------------------------
                                Name:  James A. Fleming
                                Title: Senior Vice President

                         COUSINS TEXAS LLC, a Georgia limited liability company

                                By: Cousins Properties Incorporated, as managing member

                                By: /s/ James A. Fleming
                                   ------------------------------------
                                Name:  James A. Fleming
                                Title: Senior Vice President

                          [signature pages continued]

                          COUSINS AIRCRAFT ASSOCIATES, LLC
                          COUSINS WATERVIEW LLC
                          COUSINS WATERVIEW GP LLC,
                          each a Georgia limited liability company

                                 By: Cousins Properties Incorporated, as sole
                                 member

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          CEDAR GROVE LAKES, LLC
                          NEW LAND REALTY, LLC
                          PINE MOUNTAIN VENTURES, LLC,
                          each a Georgia limited liability company

                                 By: Cousins Real Estate Corporation, as sole
                                 member

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          COUSINS AUSTIN GP, INC.
                          COUSINS AUSTIN, INC.
                          COUSINS PROPERTIES SERVICES, INC.
                          COUSINS REAL ESTATE CORPORATION
                          COUSINS TEXAS GP INC.
                          CREC ALABAMA INC.
                          CS TEXAS INC.,
                          each a Georgia corporation

                          By: /s/ James A. Fleming
                             ------------------------------------
                          Name:  James A. Fleming
                          Title: Senior Vice President

                          [signature pages continued]

                          COUSINS/DANIEL, LLC, a Georgia limited liability company

                                 By: Cousins, Inc., as manager

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          COUSINS, INC., an Alabama corporation

                          By: /s/ James A. Fleming
                             -------------------------------------------
                          Name:  James A. Fleming
                          Title: Senior Vice President

                          COUSINS PROPERTIES SERVICES LP, a Texas limited partnership

                                 By: Cousins Properties Services, Inc.,
                                 as general partner

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          COUSINS PROPERTIES TEXAS LP, a Texas limited partnership

                                 By: Cousins Texas GP Inc., as general partner

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          [signature pages continued]

                          COUSINS PROPERTIES WATERVIEW LP, a Texas limited partnership

                             By: Cousins Waterview GP LLC, as general partner

                                 By: Cousins Properties Incorporated, as sole
                                 member

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          COUSINS/MYERS II, LLC, a Delaware limited liability company

                             By: Cousins Properties Incorporated, as managing member

                             By: /s/ James A. Fleming
                                ------------------------------------
                             Name:  James A. Fleming
                             Title: Senior Vice President

                          CP VENTURE THREE LLC, a Delaware limited liability company

                             By: CP Venture LLC, as managing member

                                 By: Cousins Properties Incorporated, as
                                 development manager

                                 By: /s/ James A. Fleming
                                    ------------------------------------
                                 Name:  James A. Fleming
                                 Title: Senior Vice President

                          [signature pages continued]

LENDERS/AGENTS:

                          BANK OF AMERICA, N.A.,
                          individually in its capacity as a Lender, as Administrative Agent as L/C Issuer and Swing Line Lender

                          By: /s/ Kelley Prentiss
                             --------------------------------
                          Name:  KELLEY PRENTISS
                          Title: PRINCIPAL

                          [signature pages continued]

                               COMMERZBANK AG, NEW YORK BRANCH
                               individually in its capacity as a Lender and as Syndication Agent

                               By: /s/ Ralph Marra
                                  ---------------------------------
                               Name:  Ralph Marra
                               Title: Vice President

                               By: /s/ James Brett
                                  ----------------------------------
                               Name:  James Brett
                               TITLE: Assistant Treasurer

                          [signature pages continued]

                               PNC BANK, NATIONAL ASSOCIATION
                               individually in its capacity as a Lender and as Documentation Agent

                               By: /s/ Andrew T. White
                                  -----------------------------------
                               Name: Andrew T. White
                               Title: Assistant Vice President

                          [signature pages continued]

                               WELLS FARGO BANK, NATIONAL ASSOCIATION
                               individually in its capacity as a Lender and as Documentation Agent

                               By: /s/ C. Jackson Hoover
                                  -------------------------------------
                               Name:  C. Jackson Hoover
                               Title: Senior Vice President

                            [end of signature pages]

                               BRANCH BANKING AND TRUST COMPANY
                               individually in the capacity as a Lender

                               By: /s/ Allen Phinney
                                  --------------------------------------
                               Name:  Allen Phinney
                               Title: Vice President

                          [signature pages continued]

                               EUROHYPO AG, NEW YORK BRANCH
                               individually in its capacity as a Lender and as Managing Agent

                               By: /s/ James E. Mirma
                                  --------------------------------------
                               Name:  James E. Mirma
                               Title: Executive Director

                               By: /s/ Jonathan Hirstrey
                                  ---------------------------------------
                               Name:  Jonathan Hirstrey
                               Title: Vice President

                           [signature pages continued]

                               SOUTHTRUST BANK
                               individually in its capacity as a Lender

                               By: /s/ Renald Ferrovecchio
                                  ---------------------------------------
                               Name:  Renald Ferrovecchio
                               Title: Vice President

                          [signature pages continued]

                               THE NORTHERN TRUST COMPANY
                               individually in its capacity as a Lender

                               By: /s/ Kurt H. Prusener
                                  -----------------------------------------
                               Name:  Kurt H. Prusener
                               Title: Vice President

                          [signature pages continued]

                               COMPASS BANK
                               individually in its capacity as a Lender

                               By: /s/ Johanna Duke Paley
                                  -----------------------------------------
                               Name:  JOHANNA DUKE PALEY
                               Title: SENIOR VICE PRESIDENT

                          [signature pages continued]

                               COMERICA BANK
                               individually in its capacity as a Lender

                               By: /s/ Casey L. Ostrander
                                  ---------------------------------------
                               Name:  Casey L. Ostrander
                               Title: Vice President

                                SCHEDULE 1.1(a)

                           EXISTING LETTERS OF CREDIT

SEE ATTACHED.

 List of outstanding Letters of Credit at 7/14/04

   #           Beneficiary                                   Amount
-------        -----------                                   ------
 941003   City of Rolling Hills                          1,500,000.00
 941531   City of San Diego                              1,000,000.00
3042663   Paulding County                                   34,920.00
3042664   Paulding County                                  108,630.00
3042666   Paulding County                                  120,750.00
3042667   Paulding County                                   36,540.00
3042668   Paulding County                                  111,390.00
3058494   The Prudential Insurance Company               7,000,000.00
3061869   Target Corporation                             1,436,232.00
3063096   Town of Collierville                           4,541,811.00

                                                        15,890,273.00

                                 SCHEDULE 1.1(b)

                              INVESTMENT ENTITIES

C-H Associates, Ltd
One Ninety One Peachtree Associates
Deerfield Towne Center, LLC
Verde Group, L.L.C.
Gipson/Cousins Holdings, LLC
Stonebridge at Newnan Crossing, LLC
LM Land Holdings, LP
McKinney Village Park, L.P.
LM Farms, Inc
LM Development, LP
CP Venture Two LLC
P12025, LLC (Temco investment entity)
P12053, LLC (Temco investment entity)
TGR Land, L.P. (Temco investment entity)
Charlotte Gateway, LLC

                                  SCHEDULE 2.01

                                   COMMITMENTS
                              AND PRO RATA SHARES

             LENDER                       COMMITMENT           PRO RATA SHARE
             ------                       ----------           --------------
Bank of America, N.A.                  $ 60,000,000.00          18.461544493%
Commerzbank AG, New York Branch        $ 50,000,000.00          15.384615384%
PNC Bank, National Association         $ 50,000,000.00          15.384615384%
Wells Fargo Bank                       $ 50,000,000.00          15.384615384%
Eurohypo AG, New York Branch           $ 35,000,000.00          10.769230769%
South Trust Bank                       $ 25,000,000.00           7.692307692%
Branch Banking and Trust Company       $ 15,000,000.00           4.615384150%
The Northern Trust Company             $ 15,000,000.00           4.615384150%
Compass Bank                           $ 15,000,000.00           4.615384150%
Comerica Bank                          $ 10,000,000.00           3.076923076%

Total                                  $325,000,000.00           100.0000000%

                                  SCHEDULE 5.05

                   SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

SEE ATTACHED.

DEBT OBLIGATIONS (1) (IN $ MILLIONS):

                                                                                                  PRINCIPAL
                                                                                                 OUTSTANDING
                  SECURITY                                           LENDER                       3/31/2004           RATE
                  --------                                           ------                       ---------           ----
CONSOLIDATED
   CSC ASSOC PARTN. INTEREST                  CSC ASSOC.                                            145,554              6.9575%
   UNSECURED                                  BANK OF AMERICA/WACHOVIA - $275MM LINE                 38,000  LIBOR + 1.05%-1.70%
   101 INDEPENDENCE CENTER                    METROPOLITAN LIFE                                      43,645                8.22%
   PERIMETER EXPO ASSOCIATES (CPI GUARANTEE)  PRUDENTIAL                                             19,388                8.04%
   101 SECOND STREET                          NLI PROPERTIES                                         86,953                8.33%
   NORTHSIDE/ALPHARETTA I                     MASS MUTUAL                                             9,658                7.70%
   NONE                                       MASSELL                                                   196                4.00%
                                              MASSELL NOTE - TO DISCOUNT TO 10.0%                       (29)
   MERIDIAN MARK PLAZA                        TEACHERS                                               24,558                8.27%
   THE AVENUE EAST COBB                       TEACHERS                                               37,793                8.39%
   LAKESHORE PARK PLAZA                       METROPOLITAN LIFE                                       9,802                6.78%
   CEDAR GROVE RESIDENTIAL LOTS               PURCHASE MONEY MORTGAGE                                   900                8.00%
   600 UNIVERSITY PARK                        TEACHERS                                               13,638                7.38%
   333 JOHN CARLYLE & 1900 DUKE STREET        TEACHERS                                               47,782                7.00%
   333 & 555 NORTH POINT CENTER               TEACHERS                                               31,283                7.00%
   100 NORTH POINT CENTER                     NORTHWESTERN                                           11,853                7.86%
   200 NORTH POINT CENTER                     NORTHWESTERN                                           10,511                7.86%
   CALLAWAY GARDENS                           IDA CASON- CALLAWAY FOUNDATION                          1,597
                                              IDA CASON- CALLAWAY FOUNDATION TO DISCOUNT TO 6%
                                                                                                  ---------
                                                 SUBTOTAL - CONSOLIDATED DEBT                       533,082
                                                                                                  ---------

WILDWOOD ASSOCIATES
   3200 WINDY HILL                            TEACHERS                                               61,178                8.23%
   2300 WINDY RIDGE                           METROPOLITAN LIFE                                      54,972                7.56%
   4200 WILDWOOD PARKWAY                      NORTHWESTERN                                           39,205                6.78%
   4100/4300 WILDWOOD PARKWAY                 NORTHWESTERN                                           25,723                7.65%
   2500 WINDY RIDGE                           PRUDENTIAL                                             19,566                7.45%
                                                                                                  ---------
                                                 SUBTOTAL - WILDWOOD ASSOC DEBT                     200,644
                                                                                                  ---------

TEN PEACHTREE PLACE
   TEN PEACHTREE PLACE                        STATE FARM INSURANCE CORPORATION                       30,000                5.39%
                                                                                                  ---------
                                                                                                     30,000
                                                                                                  ---------

COUSINS LORET VENTURE
   TWO LIVE OAK                               TEACHERS                                               28,050                7.90%
   THE PINNACLE                               TEACHERS                                               66,668                7.11%
                                                                                                  ---------
                                                 SUBTOTAL - COUSINS LORET VENTURE DEBT               94,718
                                                                                                  ---------
CCJM II
   JOHN MARSHALL II                           TRANSAMERICA                                           17,772                7.00%
                                                                                                  ---------

CP VENTURE TWO
   NORTH POINT MARKETCENTER                   PRUDENTIAL                                             25,553                8.50%

CPI CRAWFORD LONG LLC
   CRAWFORD LONG MEDICAL OFFICE BUILDING      TEACHERS                                               54,488                5.90%

TEMCO ASSOCIATES
   NEW GEORGIAN, LLC                          CITIZENS & MERCHANTS                                    4,511         PRIME + .25%
   BENTWATER LINKS, LLC                       REGIONS                                                 3,740               7.980%

PINE MOUNTAIN BUILDERS
   PMB - FORTRESS-VARIOUS HOMESITES           SUNTRUST                                                1,218               PRIME
                                                                                                  ---------
TOTAL                                                                                               965,726
                                                                                                  ---------

                                                                                                               COUSINS     COUSINS
                  SECURITY                                           LENDER                       MATURITY        %         SHARE
                  --------                                           ------                       --------     -------      -----
CONSOLIDATED
   CSC ASSOC PARTN. INTEREST                  CSC ASSOC.                                           3/1/2012         100%   145,554
   UNSECURED                                  BANK OF AMERICA/WACHOVIA - $275MM LINE              8/31/2004         100%    38,000
   101 INDEPENDENCE CENTER                    METROPOLITAN LIFE                                   12/1/2007         100%    43,645
   PERIMETER EXPO ASSOCIATES (CPI GUARANTEE)  PRUDENTIAL                                          8/15/2005         100%    19,388
   101 SECOND STREET                          NLI PROPERTIES                                      4/19/2010         100%    86,953
   NORTHSIDE/ALPHARETTA I                     MASS MUTUAL                                          1/1/2006         100%     9,658
   NONE                                       MASSELL                                             12/1/2009         100%       196
                                              MASSELL NOTE - TO DISCOUNT TO 10.0%                                   100%       (29)
   MERIDIAN MARK PLAZA                        TEACHERS                                            10/1/2010         100%    24,558
   THE AVENUE EAST COBB                       TEACHERS                                             8/1/2010         100%    37,793
   LAKESHORE PARK PLAZA                       METROPOLITAN LIFE                                   11/1/2008         100%     9,802
   CEDAR GROVE RESIDENTIAL LOTS               PURCHASE MONEY MORTGAGE                             5/31/2004         100%       900
   600 UNIVERSITY PARK                        TEACHERS                                            8/10/2011         100%    13,638
   333 JOHN CARLYLE & 1900 DUKE STREET        TEACHERS                                           11/30/2011         100%    47,782
   333 & 555 NORTH POINT CENTER               TEACHERS                                           11/30/2011         100%    31,283
   100 NORTH POINT CENTER                     NORTHWESTERN                                         8/1/2007         100%    11,853
   200 NORTH POINT CENTER                     NORTHWESTERN                                         8/1/2007         100%    10,511
   CALLAWAY GARDENS                           IDA CASON- CALLAWAY FOUNDATION                     11/18/2006         100%     1,597
                                              IDA CASON- CALLAWAY FOUNDATION TO DISCOUNT TO 6%                      100%         -
                                                                                                                           -------
                                                 SUBTOTAL - CONSOLIDATED DEBT                                              533,082
                                                                                                                           -------

WILDWOOD ASSOCIATES
   3200 WINDY HILL                            TEACHERS                                             1/1/2007          50%    30,589
   2300 WINDY RIDGE                           METROPOLITAN LIFE                                   12/1/2005          50%    27,486
   4200 WILDWOOD PARKWAY                      NORTHWESTERN                                        3/31/2014          50%    19,602
   4100/4300 WILDWOOD PARKWAY                 NORTHWESTERN                                         4/1/2012          50%    12,862
   2500 WINDY RIDGE                           PRUDENTIAL                                         12/15/2005          50%     9,783
                                                                                                                           -------
                                                 SUBTOTAL - WILDWOOD ASSOC DEBT                                            100,322
                                                                                                                           -------

TEN PEACHTREE PLACE
   TEN PEACHTREE PLACE                        STATE FARM INSURANCE CORPORATION                     2/1/2015          50%    15,000
                                                                                                                           -------
                                                                                                                            15,000
                                                                                                                           -------

COUSINS LORET VENTURE
   TWO LIVE OAK                               TEACHERS                                           12/31/2009          50%    14,025
   THE PINNACLE                               TEACHERS                                           12/31/2009          50%    33,334
                                                                                                                           -------
                                                 SUBTOTAL - COUSINS LORET VENTURE DEBT                                      47,359
                                                                                                                           -------
CCJM II
   JOHN MARSHALL II                           TRANSAMERICA                                         4/1/2013          50%     8,886


CP VENTURE TWO
   NORTH POINT MARKETCENTER                   PRUDENTIAL                                          7/15/2005       11.50%     2,939

CPI CRAWFORD LONG LLC
   CRAWFORD LONG MEDICAL OFFICE BUILDING      TEACHERS                                             6/1/2013          50%    27,244

TEMCO ASSOCIATES
   NEW GEORGIAN, LLC                          CITIZENS & MERCHANTS                                2/14/2005   50% OF 75%     1,692
   BENTWATER LINKS, LLC                       REGIONS                                             1/22/2009          50%     1,870

PINE MOUNTAIN BUILDERS
   PMB - FORTRESS-VARIOUS HOMESITES           SUNTRUST                                           12/17/2004          50%       609
                                                                                                                           -------
TOTAL                                                                                                                      739,003
                                                                                                                           -------

                                 SCHEDULE 5.06

                                   LITIGATION

NONE.

                                 SCHEDULE 5.09

                             ENVIRONMENTAL MATTERS

NONE.

                                  SCHEDULE 5.13

               CONSOLIDATED ENTITIE AND OTHER EQUITY INVESTMENTS
               IN UNCONSOLIDATED ENTITIES AND INVESTMENT ENTITIES

Part (a). Consolidated Entities.

          Carriage Avenue, LLC
          Cousins Real Estate Corporation
          Cousins Aircraft Associates, LLC
          Cousins/Myers Second Street Partners, L.L.C.
          Cousins/Myers II, LLC
          Cousins/Daniel, LLC
          Cousins, Inc.
          Cousins Austin GP, Inc.
          Cousins Austin, Inc.
          Cousins Texas GP Inc.
          Cousins Texas LLC
          Cousins Properties Texas LP
          Cousins Waterview GP LLC
          Cousins Properties Waterview LP
          Cousins Waterview LLC
          Cedar Grove Lakes, LLC
          Cousins Development, Inc.
          Cousins Real Estate Development Inc.
          Pine Mountain Ventures, LLC
          New Land Realty, LLC
          CREC Alabama Inc.
          Cousins MarketCenters, Inc.
          CS Texas Inc.
          Cousins Properties Services, Inc.
          Cousins Properties Services LP
          CP Venture Three LLC
          Presidential MarketCenter LLC (inactive)
          Perimeter Expo Associates, L.P. (inactive)

Part (b). Unconsolidated Entities and Investment Entities.

Unconsolidated Entities:

          285 Venture, LLC
          Brad Cous Golf Venture, Ltd.
          CC-JM II Associates
          Charlotte Gateway Village, LLC
          Cousins LORET Venture, L.L.C.
          Crawford Long-CPI, LLC
          CSC Associates, L.P.
          Nonami Aircraft Facility Associates
          Ten Peachtree Place Associates
          Wildwood Associates
          CPI/FSP I, L.P.
          Temco Associates
          New Georgian, LLC
          Bentwater Links, LLC
          CP Venture LLC
          Pine Mountain Builders, LLC
          CL Realty, L.L.C.
          CL Texas IGP, L.L.C.
          CL Texas I, L.L.C.
          CL Texas, L.P.
          Summer Creek Development, Ltd.
          Summer Creek Holdings, Ltd.
          C-H Management Associates (inactive)
          C-H Leasing Associates (inactive)

Investment Entities:

          C-H Associates, Ltd
          One Ninety One Peachtree Associates
          Deerfield Towne Center, LLC
          Verde Group, L.L.C.
          Gipson/Cousins Holdings, LLC
          Stonebridge at Newnan Crossing, LLC
          LM Land Holdings, LP
          McKinney Village Park, L.P.
          LM Farms, Inc
          LM Development, LP
          CP Venture Two LLC
          P12025, LLC (Temco investment entity)
          P12053, LLC (Temco investment entity)
          TGR Land, L.P. (Temco investment entity)
          Charlotte Gateway, LLC

                                 SCHEDULE 5.17

                         INTELLECTUAL PROPERTY MATTERS

NONE.

                                 SCHEDULE 10.02

                         ADMINISTRATIVE AGENT'S OFFICE,
                         CERTAIN ADDRESSES FOR NOTICES

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Suite 1600
Atlanta GA 30339-5683
Attention: Chief Financial Officer
Telephone:
Facsimile:
Electronic Mail:________@________
Website Address: www.cousinsproperties.com

with copies to:

Cousins Properties Incorporated
2500 Windy Ridge Parkway
Suite 1600
Atlanta GA 30339-5683
Attention: Corporate Secretary
Telephone:
Facsimile:
Electronic Mail:________@________
Website Address: www.___________________

and:

McKenna Long & Aldridge LLP
Suite 5300
303 Peachtree Street
Atlanta, GA 30308
Attention: William F. Timmons, Esq.
Direct Telephone: 404-527-8380
Fax: 404-527-4198
email: btimmons@mckennalong.com

[notices to Guarantors shall go to each of the above addresses and, in the case of the first two addresses, to the name of such Guarantor c/o Cousins Properties Incorporated]

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Street Address
Mail Code:
City, State ZIP Code
Attention:
Telephone:
Facsimile:
Electronic Mail: ________________@bankofamerica.com
Account No.:
Ref: ___________________
ABA# 111000012

Other Notices as Administrative Agent:
BANK OF AMERICA, N.A., AS AGENT
Kimberly D. Williams
Agency Management - East
101 North Tryon Street, 15th Floor
NC1-001-15-02
Charlotte, NC 28255
Voice: 704.387.5451
Fax:   704.409.0650
e-mail: kim.williams@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:       Sandra Leon
                 Vice President
Telephone: 213.345.5231
Facsimile: 213.345.6694
Electronic Mail: Sandra.Leon@bankofamerica.com

SWING LINE LENDER:

Bank of America, N.A.
Street Address
Mail Code:
City, State ZIP Code
Attention:
Telephone:
Facsimile:
Electronic Mail: ________________@bankofamerica.com
Account No.:
Ref: ____________________
ABA# 111000012

                                    EXHIBIT A

                         FORM OF COMMITTED LOAN NOTICE

Date: _____________,_______

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of July 14, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned hereby requests (select one):

      [ ] A Borrowing of Committed Loans        [ ] A conversion or continuation
                                                    of Loans
1.    On________________________________________________(a Business Day).

2.    In the amount of $________________________________.

3.    Comprised of______________________________________.
                          [Type of Committed Loan requested]

4.    For Eurodollar Rate Loans: with an Interest Period of________months.

      [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement. The supplemental information (if any) attached hereto is hereby added to Schedule(s) 5.06, 5.09 and 5.17 (as applicable) of the Agreement.]

                                   [BORROWER]

                                   By: _________________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                          Form of Committed Loan Notice

                                    EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

Date: _____________,_______

To:   Bank of America, N.A., as Swing Line Lender
      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of July 14, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned hereby requests a Swing Line Loan:

1.    On ________________________________________ (a Business Day).

2.    In the amount of $_________________________.

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement. The supplemental information (if any) attached hereto is hereby added to Schedule(s) 5.06, 5.09 and 5.17 (as applicable) of the Agreement.

                                   [BORROWER]

                                   By: _________________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                         Form of Swing Line Loan Notice

                                    EXHIBIT C

                                  FORM OF NOTE

      FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _______________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of July 14, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid as provided in the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                                  Form of Note

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

                                   [BORROWER]

                                   By: _________________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                 AMOUNT OF         OUTSTANDING
                                                END OF          PRINCIPAL OR        PRINCIPAL
           TYPE OF LOAN       AMOUNT OF        INTEREST        INTEREST PAID       BALANCE THIS      NOTATION
  DATE         MADE           LOAN MADE         PERIOD           THIS DATE             DATE           MADE BY
---------  ------------       ---------       ---------        -------------       ------------      ---------
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________
_________   _________         _________       _________          _________          _________        _________

                                  Form of Note

                                    EXHIBIT D
                         FORM OF COMPLIANCE CERTIFICATE

      Financial Statement Date: ________,

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of July 14, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Lenders from time to time party thereto, the Guarantors from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the______________________________________of the Borrower, and
that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for calendar YEAR-END financial statements]

      1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the calendar year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for calendar QUARTER-END financial statements]

      1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the calendar quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and the Consolidated Entities in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

      3. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the activities of the Borrower during such calendar period and such review has been undertaken with a view to determining whether during such calendar period the Borrower performed and observed all its Obligations under the Loan Documents, and

[SELECT ONE:]

      [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH CALENDAR PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

--OR--

      [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

      4.    The representations and warranties of the Loan Parties contained in
Article V or any other Loan Document, or which are contained in any document furnished at any time under this Agreement, are true and correct in all material respects on and as of the date hereof, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case

                         Form of Compliance Certificate
they shall be true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, (a) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered;
(b) Schedule(s) 5.06, 5.09. 5.13 and 5.17 (as applicable) of the Agreement are deemed to include any supplemental information thereto provided in any Compliance Certificate or Request for Credit Extensions delivered prior to the date hereof and the supplemental information (if any) attached hereto.

      5.    The financial covenant analyses and information set forth on
Schedule 2 and Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of__________________,_____________.

                                   [BORROWER]

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                         Form of Compliance Certificate

     For the Quarter/Year ended_________________________("Statement Date")

                                   SCHEDULE 2

                         Form of Compliance Certificate

                                    EXHIBIT E

                           ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:                  _____________________________________

2.    Assignee:                  _____________________________________[and is an
                                 Affiliate/Approved Fund of [identify Lender]

3.    Borrower(s):               Cousins Properties Incorporated

4.    Administrative Agent:      Bank of America, N.A., as the administrative
                                 agent under the Credit Agreement

5.    Credit Agreement:          The Credit Agreement, dated as of July 14,
                                 2004, among Cousins Properties Incorporated, the Lenders parties thereto, the Guarantors parties thereto and Bank of America, N.A., as Administrative Agent

6.    Assigned Interest:

                           Aggregate
                            Amount of           Amount of         Percentage
                        Commitment/Loans     Commitment/Loans     Assigned of
Facility Assigned       for all Lenders*        Assigned*      Commitment/Loans(1)    CUSIP Number
-----------------       ----------------     ----------------  -------------------    ------------
  ____________(2)        $____________        $____________      ____________%

--------------
      (1) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

      (2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).

____________            $____________        $____________      ____________%
____________            $____________        $____________      ____________%

[7.        Trade Date:      ________________](3)

Effective Date:_______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

  The terms set forth in this Assignment and Assumption are hereby agreed to:

                                         ASSIGNOR
                                         [NAME OF ASSIGNOR]

                                         By:____________________________________
                                            Title:

                                         ASSIGNEE
                                         [NAME OF ASSIGNEE]

                                         By:____________________________________
                                            Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:__________________________
   Title:

[Consented to:](4)

By:__________________________
   Title:

-----------------
      (3) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

      (4) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                       STANDARD TERMS AND CONDITIONS FOR

                           ASSIGNMENT AND ASSUMPTION

      1.    Representations and Warranties.

      1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Georgia.

                                    EXHIBIT F

                           FORM OF JOINDER AGREEMENT

      THIS JOINDER AGREEMENT (the "Agreement"), dated as of____________________, 20__, is by and between__________________________, a______________________(the
"Consolidated Entity"), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of July 14, 2004, by and among Cousins Properties Incorporated, a Georgia corporation (the "Borrower"), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

      The Loan Parties are required by Section 6.12 of the Credit Agreement to cause the Consolidated Entity to become a "Guarantor".

      Accordingly, the Consolidated Entity hereby acknowledges, agrees and confirms with the Agent, for the benefit of the Lenders, that the Consolidated Entity, by its execution of this Agreement, will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Consolidated Entity hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Consolidated Entity hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Article XI of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

      2. The address of the Consolidated Entity for purposes of all notices and other communications is __________________________, _______________________,
Attention of___________________ (Facsimile No._______________).

      3. The Consolidated Entity hereby waives acceptance by the Agent and the Lenders of the guaranty by the Consolidated Entity under Section 4 of the Credit Agreement upon the execution of this Agreement by the Consolidated Entity.

      4. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

      5. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

      IN WITNESS WHEREOF, the Consolidated Entity has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                            [CONSOLIDATED ENTITY]

                                            By:

                                            Name:

                                            Title:

                                            Acknowledged and accepted:

                                            BANK OF AMERICA, N.A.,

                                            as Administrative Agent

                                            By:

                                            Name:

                                            Title: